Filed pursuant to Rule 424(b)(3)
under the Securities Act of 1933, as amended
Registration No. 333-193167

PROSPECTUS

300,652 SHARES OF COMMON STOCK

ISSUER DIRECT CORPORATION

This prospectus relates to the resale of up to 300,652 shares of our common stock, which may be offered by the selling stockholder, Red Oak Partners, L.P., a Delaware limited partnership, or Red Oak. The shares of common stock being offered by the selling stockholder are issuable upon conversion of a convertible subordinated secured promissory note in the principal amount of $2,500,000, or the Convertible Note, that we issued to Red Oak on August 22, 2013.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholder under this prospectus, however, we have received gross proceeds of $2,500,000 from the sale of the Convertible Note to Red Oak.

Red Oak may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how Red Oak may sell its shares of common stock in the section titled “Plan of Distribution” on page 12. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the selling stockholder. With respect to the shares of Common Stock that have been and may be issued pursuant to the Purchase Agreement, Red Oak is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and with respect to any other shares of common stock, Red Oak may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the OTCBB Marketplace operated by FINRA, or the OTCQB, under the symbol “ISDR”. The last reported sale price of our common stock on the OTCBB on January 27, 2014 was $9.00 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” on page 7 of this prospectus and “Part I—Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2014.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Issuer Direct Corporation, a Delaware corporation.

Our Business

Issuer Direct Corporation (“Issuer Direct”, the “Company”, “ISDR”, “we” “us” or “our”), a Delaware corporation, is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network.

Business Acquisition & Recent Developments

On August 22, 2013, the Company, and PrecisionIR Group Inc. (“PIR” or “PrecisionIR”) consummated an Agreement and Plan of Merger (the “Acquisition Agreement”). Under the terms of the Acquisition Agreement, the Company paid $3,450,000 to certain creditors of PIR as full consideration to acquire all of the outstanding shares of PIR.

Businesses

The Company strives to be a market leader and innovator of disclosure management solutions and cloud–based compliance technologies. With a focus on corporate issuers and mutual funds, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

We work with a diverse client base in the financial services industry, including brokerage firms, banks, mutual funds, corporate issuers, shareholders and professional firms such as accountants and the legal community. Corporate issuers utilize our cloud-based technologies and services from document creation all the way to dissemination to regulatory bodies and shareholders. We generate revenue from all of our services during the lifecycle.

In 2013, we consolidated our revenue into three revenue streams: disclosure management, shareholder communications and software licensing. Historically, we had reported our revenues in five streams – compliance and reporting services, printing and financial communications, fulfillment and distribution, software licensing, and transfer agent services. As a result of the acquisition of PIR on August 22, 2013, we determined the reclassification of revenues from the combined companies was needed to reflect both our core services as well as the newly acquired business of PrecisionIR.

Disclosure management

Our core disclosure business consists of our traditional Edgarization, document management, typesetting and pre-press design services, as well as our XBRL tagging services. In addition we have blended our stock transfer business into our disclosure management to better reflect the businesses that are regulated by the Securities and Exchange Commission.

We continue to see moderate gains in this business, specifically with the frequency of work from our corporate issuer clients. Additionally, we are experiencing growth in the larger cap market space and a retraction in the more competitive small cap space where we tend to generate less margins. As we focus our direct efforts upstream to the larger cap clients we anticipate this trend to continue. In contrast, we continue to operate our reseller business, Issuer Services, whereby we manage the back office functions for our partner’s clients. This is where we anticipate seeing the some attrition in the smaller cap clients that we currently serve.  However, this reseller business is responsible for the better portion of our mutual fund tagging engagements. This is a growth driver for this business unit, generating both higher margins and higher than normal revenues.

Shareholder communications

As part of the revenue stream realignment we have moved our core press release distribution, investor relation systems, market data cloud business with the services of PrecisionIR  (Investor Outreach, Annual Report Service, Investor Hotline and Webcasting), and our proxy and printing business. These products and services represent our shareholder communications business.  By having our own market data cloud system for our press releases and investor relations systems, our products have been able to outperform our expectations. During fiscal 2014, we intend to begin licensing portions of our data business and application programming interfaces (“API’s”) to other providers and disseminators that are seeking a competitive replacement in the market.  We are committed to continuing to expand revenue from this business.

Additionally, our shareholder communications business offers additional cloud-based product suites that provide both corporate issuer and market data distribution partners the ability to connect to our market data cloud to access virtually hundreds of customizable data sets for thousands of public companies, as well as the compliance driven modules of whistleblower, Profile+ and our e-Notify request system.

Software licensing

Revenues from this business still tend to be directly tied to our core businesses, disclosure management and shareholder communications. Specifically, when corporate issuers conduct an annual meeting, purchase or upgrade their investor relations system, or annual or quarterly earnings season, we tend to license our technology platforms for each of these examples. Although revenues from this business remain relatively small, we expect them to grow significantly over the next fiscal year as we begin to productize some of our shareholder communications and disclosure management system.

We continue to believe there is a significant demand for better quality datasets. We are one of the only companies in this industry utilizing the core financial data of XBRL to power our fundamentals for our Stock Charting & Fundamentals system. Today, we house over 20,000 companies in our data-cloud, which encompasses stock information, profile data, financial data and reports, fundamentals, news, videos and presentations. During fiscal 2013, we have continued to build these data sets into our Disclosure Management System (DMS). This disclosure system allows corporate issuers, and their constituents the ability to create, edit and publish information from one interface to regulators, markets and shareholders.

Our Technology Platform - Disclosure Management System (DMS)

Our DMS is a secure cloud-based business process reporting and automation solution that gives users the ability to disclose, manage, and communicate their respective messages from our enterprise SaaS network. Our unique disclosure process aims to create efficiencies not previously possible in areas of normal regulatory business functions of the public markets, where we can clearly improve processes, streamline complexities, while reducing expenditures, generally associated with reporting and disclosure.

Our DMS is the only secure workflow technology available today that allows officers, directors, compliance and investor relations professionals the ability to manage the entire back-office functions of their respective companies from one interface.

The industry as a whole has chosen to focus their solutions and platforms on one single business process or in some cases are dependent on a complex ERP or accounting system integration, in hope of providing a clear ROI over a long-term period. Unfortunately this approach requires companies to invest deeply in enterprise wide systems, for the promise of efficiencies and cost savings. Our approach has been to focus on a collection of business processes that typically overlap service organizations, that have either been cumbersome, costly or broken; then, integrate, streamline and improve the flow of information in a more transparent and accurate manner, putting the control back in the hands of our clients. The result is better controls, improved processes, efficient disclosure and increased communication.

Today, the platforms that make up our disclosure management system are used by over 1,400 issuers, and mutual funds and by thousands of officers, directors and compliance and communication professionals. The systems include the following:

-	Regulatory compliance (Edgar & EBRL)
-	Real-time Financial Reviewers Guide
-	Investor Relation content management (CMS - content management system)
-	News Distribution
-	Webcasting / earnings calls
-	Annual Meeting planning and real-time proxy voting system
-	Stock issuances, and shareholder reporting
-	Social integration and investor outreach communications
-	Print on Demand & digital document library
-	Company Spotlight and Annual Report Content Management

Our Brands & Subsidiaries

-	Issuer Direct
-	PrecisionIR Group, Inc., and its subsidiaries
-	Direct Transfer (Wholly owned subsidiary – Direct Transfer, LLC.)
-	QX Interactive (Wholly owned subsidiary – QX Interactive, LLC.)
-	Issuer Services
-	iProxyDirect
-	iRDirect
-	Annual Report Service (ARS)
-	Company Spotlight
-	XBRL Check
-	XAS Cloud

Transfer Agent

        Our transfer agent is Direct Transfer, LLC, and is located at 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560 and is our wholly-owned subsidiary. The agent’s telephone number is (919) 481-4000.

Recent Developments

        In connection with and to partially fund the PrecisionIR Group, Inc. merger and simultaneously with the closing of the merger, the Company entered into a Securities Purchase Agreement   (the “Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Notes”) with Red Oak Partners LP (“Red Oak”). The 8% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on September 30, 2013, at a rate of 8% per year. The 8% Notes will mature on August 22, 2015. If event of default occurs pursuant to the terms of the 8% Note, the interest rate immediately increases to 18%.  The 8% Notes are secured by all of the assets of the Company and are subordinated to the Company’s obligations to its primary financial institution.

        Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Notes into shares of the Company’s common stock at a conversion price of $3.99 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits.

        Additionally, as part of the Purchase Agreement, the Company granted Red Oak certain registration rights.  Specifically, the Company has agreed, within six months following the closing of the purchase and sale of the 8% Notes (“Closing Date”), to file with the Securities and Exchange Commission (“SEC”) this registration statement covering the resale of certain of the shares issuable upon conversion of the 8% Notes. The Company agreed to use its best efforts to have the registration statement declared effective by the SEC no later than eight months following the Closing Date.  If the Company fails to satisfy the filing deadline or the effectiveness deadline, the Company will pay to Red Oak or its assigns an amount of cash equal to 0.75% of the amount paid for such holder’s 8% Note on (i) the date of the filing failure and on every thirtieth day thereafter until the filing failure is cured and (ii) the date of the effectiveness failure and on every thirtieth day thereafter until the effectiveness failure is cured.

The Offering

As of January 27, 2014, there were 1,999,435 shares of our common stock outstanding, of which 913,217 shares were held by non-affiliates. Although the Purchase Agreement provides that we may issue  up to 626,566 of our common stock to Red Oak, only 300,652 shares of our common stock are being offered under this prospectus. If all of the 300,652 shares offered under this prospectus were issued and outstanding as of January 27, 2014, such shares would represent approximately 15% of the total number of shares of our common stock outstanding and 33% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of January 27, 2014.

Common stock offered by Selling Stockholder	300,652 shares of common stock that we may issue to Red Oak upon conversion of the Convertible Note:

Common stock outstanding before the offering	1,999,435 shares of common stock.

Common stock outstanding after the offering	2,300,087 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we have received gross proceeds of $2,500,000 from the sale of the Convertible Note to Red Oak.

OTCBB Trading Symbol	ISDR

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

SUMMARY OF FINANCIAL INFORMATION

        The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Statement of Operations Data:
	Years Ended December 31,		Nine Months Ended September 30,
	2012	2011	2013	2012
Revenues	$4,305,566	$3,228,099	$5,238,244	$3,120,544
Cost of services	1,501,158	1,391,967	1,539,244	1,106,966
Gross profit	2,804,408	1,836,132	3,699,000	2,013,578
Operating expenses	2,247,275	1,587,767	2,373,964	1,700,823
Operating income	557,133	248,365	1,325,036	312,755
Interest income (expense)	(401)	12,711	(151,778)	3,348
Net income before taxes	556,732	261,076	1,173,258	316,103
Income tax expense	(251,000)	(21,800)	475,294	123,500
Net income	$305,732	$239,276	$697,964	$192,603

Income per share -basic	$0.16	$0.14	$0.36	$0.10
Income per share -diluted	$0.15	$0.14	$0.34	$0.10

Weighted average common shares outstanding - basic	1,902,921	1,757,329	1,954,314	1,892,703
Weighted average common shares outstanding - diluted	1,978,617	1,770,078	2,056,995	1,956,262

 Balance Sheet Data

	As of December 31,		As of September 30,
	2012	2011	2013	2012
Cash	$1,250,643	$862,386	$1,926,674	$1,099,088
Total Assets	$2,541,246	$1,731,490	$10,572,325	$2,345,397

Total liabilities	695,099	519,885	6,411,623	558,257
Total stockholders' equity	1,846,147	1,211,605	4,160,702	1,787,140
Total liabilities and stockholders equity	$2,541,246	$1,731,490	$10,572,325	$2,345,397

Cash Flow Information

	Years Ended December 31,		Nine Months Ended September 30,
	2012	2011	2013	2012

Cash flows provided by operating activities	$754,171	$478,158	$1,150,722	$356,693
Cash flows provided by (used in) investing activities	(299,849)	(83,940)	3,218,843	290,065
Cash flows provided by (used in) financing activities	$(66,065)	$(36,545)	$2,783,399	$170,074

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business

Revenue related to disclosure documents is subject to regulatory changes and volatility in demand, which could adversely affect our operating results.

We anticipate that our disclosure management services business will continue to contribute to our operating results going forward. The market for these services depends in part on the demand for investor documents, which is driven largely by capital markets activity and the requirements of the SEC and other regulatory bodies. Any rulemaking substantially affecting the content of documents to be filed and the method of their delivery could have an adverse effect on our business. Our disclosure management revenues may be adversely affected as clients implement technologies enabling them to produce and disseminate documents on their own.

The environment in which we compete is highly competitive, which creates adverse pricing pressures and may harm our business and operating results if we cannot compete effectively.

Competition in our businesses is intense. The speed and accuracy with which we can meet client needs, the price of our services and the quality of our products and supporting services are factors in this competition. In our disclosure management business, we compete directly with several other service providers having similar degrees of specialization.

                Our print and financial communications business faces diverse competition from a variety of companies including commercial printers, in-house print operations, direct marketing agencies, facilities management companies, software providers and other consultants. In commercial printing services, we compete with general commercial printers, which are far more numerous than those in the financial printing market.

These competitive pressures could reduce our revenue and earnings.

A larger portion of our revenue is now generated overseas and the unstable global financial markets may adversely impact our revenue.

After the acquisition of  PIR, a larger portion of our revenue is now generated in Europe.  Global financial markets have experienced extreme disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. We are unable to predict the likely duration and severity of the effects of these disruptions in the financial markets and the adverse global economic conditions, and if the current uncertainty continues or economic conditions further deteriorate, our business and results of operations could be materially and adversely affected. The consequences of such adverse effects could include interruptions or delays in our ability to perform services.

We do not have long-term service agreements for all of our revenue streams, which may make it difficult for us to achieve steady and predictable earnings growth on a quarterly basis and may lead to adverse movements in the price of our common stock.

Although we have started entering into long-term contracts for our XBRL, a significant portion of our overall revenues are still derived from individual projects rather than long-term service agreements. Therefore, we cannot assure you that a client will engage us for further services once a project is completed or that a client will not unilaterally reduce the scope of, or terminate, existing projects. As a result, our financial results may fluctuate from quarter to quarter based on the timing and scope of the engagement with our clients which could, in turn, lead to adverse movements in the price of our common stock or increased volatility in our stock price generally.

If we are unable to retain our key employees and attract and retain other qualified personnel, our business could suffer.

Our ability to grow and our future success will depend to a significant extent on the continued contributions of our key executives, managers and employees. In addition, many of our individual technical and sales personnel have extensive experience in our business operations and/or have valuable client relationships that would be difficult to replace. Their departure, if unexpected and unplanned for, could cause a disruption to our business. Our competition for these individuals is intense, especially in the markets in which we operate. We may not succeed in identifying, attracting and retaining these personnel. Further, competitors and other entities have in the past recruited and may in the future attempt to recruit our employees, particularly our sales personnel. The loss of the services of our key personnel, the inability to identify, attract and retain qualified personnel in the future or delays in hiring qualified personnel, particularly technical and sales personnel, could make it difficult for us to manage our business and meet key objectives, such as the timely introduction of new technology-based products and services, which could harm our business, financial condition and operating results.

If we fail to keep our clients’ information confidential or if we handle their information improperly, our business and reputation could be significantly and adversely affected.

We manage private and confidential information and documentation related to our clients’ finances and transactions, often prior to public dissemination. The use of insider information is highly regulated in the United States and abroad, and violations of securities laws and regulations may result in civil and criminal penalties. If we fail to keep our clients’ proprietary information and documentation confidential, we may lose existing clients and potential new clients and may expose them to significant loss of revenue based on the premature release of confidential information. We may also become subject to civil claims by our clients or other third parties or criminal investigations by appropriate authorities.

We must adapt to rapid changes in technology and client requirements to remain competitive.

        The market and demand for our products and services, to a varying extent, have been characterized by:

●	technological change;

●	frequent product and service introductions; and

●	evolving client requirements

        We believe that these trends will continue into the foreseeable future. Our success will depend, in part, upon our ability to:

●	enhance our existing products and services;

●	successfully develop new products and services that meet increasing client requirements; and

●	gain market acceptance.

        To achieve these goals, we will need to continue to make substantial investments in sales and marketing. We may not:

●	have sufficient resources to make these investments;

●	be successful in developing product and service enhancements or new products and services on a timely basis, if at all; or

●	be able to market successfully these enhancements and new products once developed.

Further, our products and services may be rendered obsolete or uncompetitive by new industry standards or changing technology.

Fluctuations in the costs of paper, and other raw materials may adversely impact us.

Our business is subject to risks associated with the cost and availability of paper, ink, other raw materials, and energy. Increases in the costs of these items may increase our costs, and we may not be able to pass these costs on to customers through higher prices. Increases in the costs of materials may adversely impact our customers’ demand for printing and related services. A severe paper or multi-market energy shortage could have an adverse effect upon many of our operations. Our business strategy in 2014 will be to monitor trends in the market and make advance purchases of such raw materials as paper in quantities greater than our traditional just-in-time needs. By doing so, we believe we will be able to stabilize overall margins in our print segments due to pricing pressures and competitiveness.

Our business could be harmed if we do not successfully manage the integration of PrecisionIR, or other businesses that we may acquire.

On August 22, 2013, the Company, and PrecisionIR Group Inc. (“PIR” or “PrecisionIR”) consummated an Agreement and Plan of Merger (the “Acquisition Agreement”).   Furthermore, as part of our continued business strategy, we will continue to evaluate and acquire as practical other businesses that complement our core capabilities.

●	the difficulty of integrating the operations and personnel of the acquired businesses into our ongoing operations;

●	the potential disruption of our ongoing business and distraction of management;

●	the difficulty in incorporating acquired technology and rights into our products and technology;

●	unanticipated expenses and delays relating to completing acquired development projects and technology integration;

●
a potential increase in our indebtedness and contingent liabilities, which could restrict our ability to access additional capital when needed or to pursue other important elements of our business strategy;

●	the management of geographically remote units;

●	the establishment and maintenance of uniform standards, controls, procedures and policies;

●	the impairment of relationships with employees and clients as a result of any integration of new management personnel;

●	risks of entering markets or types of businesses in which we have either limited or no direct experience;

●	the potential loss of key employees or clients of the acquired businesses; and

●	potential unknown liabilities, such as liability for hazardous substances, or other difficulties associated with acquired businesses.

We have incurred operating losses in the past and  and may do so again in the future

The company has incurred operating losses in the past and may do so again in the future.  At September 30, 2013, the Company had only $354, 519 of retained earnings. Although we have generated positive cash flows from operations for the past five years, there can be no assurances that we will be able to do so in the future.  As we integrate PrecisionIR, we could experience fluctuations in our cash flows from operations, and there are no guarantees that our business can continue to generate the current revenue levels.

Our business may be affected by factors outside of our control.

Our ability to increase sales and to profitably deliver and sell our service offerings is subject to a number of risks, including changes to corporate disclosure requirements, regulatory filings and distribution of proxy materials, competitive risks such as the entrance of additional competitors into our market, pricing and competition and risks associated with the marketing of new services in order to remain competitive.

If potential customers take a long time to evaluate the use of our services, we could incur additional selling expenses and require additional working capital.

The acceptance of our services depends on a number of factors, including the nature and size of the potential customer base, the effectiveness of our   system, and the extent of the commitment being made by the potential customer, and is difficult to predict.  Currently, our sales and marketing expense per customer are fairly low. If potential customers take longer than we expect to decide whether to use our services and require that we travel to their sites, present more marketing material, or spend more time in completing the sales process, our selling expenses could increase, and we may need to raise additional capital sooner than we would otherwise need to.

The seasonality of business makes it difficult to predict future results based on specific fiscal quarters.

A greater portion of our printing, distribution and solicitation of proxy materials business will be processed during our second fiscal quarter. Therefore, the seasonality of our revenue makes it difficult to estimate future operating results based on the results of any specific quarter and could affect an investor’s ability to compare our financial condition and results of operations on a quarter-by-quarter basis. To balance the seasonal activity of print, distribution and solicitation of proxy materials, we will attempt  to continue to grow our other revenue streams since they are linked to predictable periodic activity that is cyclical in nature.

The conversion by Red Oak under its 8% convertible promissory note at $3.99 per share will cause dilution and the resale of the shares of common stock by Red Oak into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

On August 22, 2013, the Company entered into the 8% Note Purchase Agreement relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% Note with Red Oak Partners.  The 8% Note will mature on August 22, 2015.  Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share.  At such a conversion price, Red Oak may potentially convert into 626,566 shares of our common stock, or 23.88% of our common shares outstanding following the conversion.  On the date the Company entered into the 8% Note Purchase Agreement, the Company’s stock price was $8.20 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits.  Additionally, as part of the 8% Note Purchase Agreement, the Company granted Red Oak certain registration rights.  Specifically, the Company has agreed, within six months following the closing of the purchase and sale of the 8% Note, to file with the SEC a registration statement covering the resale of the shares   issuable upon conversion of the 8% Note. Either through Rule 144 of the Securities Act or the registration statement, the resale of such a substantial number of shares of our common stock relative to our current market capitalization into the public market by Red Oak, or the perception that such sales may occur, could significantly depress the market price of our common stock and cause substantial dilution to our existing stockholders.

Risks Related to Our common stock; Liquidity Risks

The price of our common stock may fluctuate significantly, which could lead to losses for stockholders.

               The stock prices of smaller public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of our prospects or companies in our market could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

●	variations in operating results;

●	announcements of strategic alliances or significant agreements by the Company or by competitors;

●	recruitment or departure of key personnel;

●	litigation, legislation, regulation of all or part of our business; and

●	changes in the estimates of operating results or changes in recommendations by any securities analyst that elect to follow our common stock.

You may lose your investment in the shares.

An investment in the shares involves a high degree of risk. An investment in shares of our common stock is suitable only for investors who can bear a loss of their entire investment.  We paid dividends in 2012, and in part of fiscal 2013, but there can be no assurances that dividends will continue to be paid or even if they will be distributed quarterly, yearly or in the form of cash or stock.

We currently have authorized but unissued “blank check” preferred stock.  Without the vote of our shareholders, the Board of Directors, with the prior written consent of Red Oak, may issue such preferred stock with both economic and voting rights and preferences senior to those of the holders of our common stock.  Any such issuances may negatively impact the ultimate benefits to the holders of our common stock in the event of a liquidation event and may have the effect of preventing a change of control and could dilute the voting power of our common stock and reduce the market price of our common stock.

                Since March 20, 2008, our common stock has been listed on the Over the Counter Bulletin Board market currently operated by FINRA, under the symbol “ISDR”. There has been little or no trading of our common stock and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors may be unable to sell their shares of our common stock.

                Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Our common stock is subject to the penny stock rules, and investors acquiring shares of our common stock may find it difficult to sell their shares of our common stock.

USE OF PROCEEDS

Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We have, however, received gross proceeds of $2,500,000 from the sale of the Convertible Note to Red Oak, which was used to partially finance the acquisition of PIR.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to Red Oak under the Purchase Agreement and upon conversion of the Convertible Note. For additional information regarding the issuance of common stock covered by this prospectus, see “Summary—Recent Developments” and “Equity Enhancement Program With Red Oak” elsewhere in this prospectus. We are registering the shares of common stock pursuant to the provisions of the Note Registration Rights Agreement we entered into with Red Oak on August 22, 2013 and the Registration Rights Agreement we entered into with Red Oak on August 22, 2013, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Convertible Note, the Note Purchase Agreement, the Note Registration Rights Agreement, the Purchase Agreement and the Registration Rights Agreement, Red Oak has not had any material relationship with us within the past three years, except that on August 22, 2013, Mr. Sandberg, the managing partner of Red Oak, became a member of our Board of Directors.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of January 27, 2014. As used in this prospectus, the term “selling stockholder” means Red Oak. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 1,999,435 shares of our common stock outstanding on January 27, 2014. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent (2)		Number (3)	Percent (2)
Red Oak Partners, LP (4)	626,566	23.86%	300,652	325,914	12.41%
___________
*      Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	This number represents the 626,566 shares of common stock underlying the Convertible Note we issued to Red Oak on August 22, 2013.

(2)	Applicable percentage ownership is based on 1,999,435 shares of our common stock outstanding as of January 27, 2014 plus the number of shares that could be converted.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)
The business address of Red Oak is 304 Park Avenue South, 11th Floor, New York, New York 10010. Red Oak’s principal business is that of a private investment firm. We have been advised that Red Oak is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Red Oak nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that David Sandberg is the managing partner of Red Oak and owns voting control of the membership interests in Red Oak, and that Mr. Sandberg has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Red Oak. As of August 22, 2013, Mr. Sandberg became a member of our Board of Directors.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to Red Oak under the Purchase Agreement and upon conversion of the Convertible Note to permit the resale of these shares of common stock after the issuance thereof by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may decide not to sell any shares of common stock. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. With respect to the shares of common stock that have been and may be issued pursuant to the Purchase Agreement, Red Oak is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and with respect to any other shares of common stock, Red Oak may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Red Oak has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our common stock. To our knowledge, Red Oak has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Red Oak is (with respect to shares of common stock issued under the Purchase Agreement) and may be deemed to be (with respect to any other shares of common stock), and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, Red Oak will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market in accordance with the rules of NASDAQ;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

        In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Red Oak has informed us that each such broker-dealer will receive commissions from Red Oak which will not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;

●	the number of shares involved;

●	the price at which such shares are to be sold;

●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

●	other facts material to the transaction.

Red Oak has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $30,377  in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Red Oak will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Red Oak and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Red Oak has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Red Oak specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

        The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

        The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.  As of January 27, 2014, there were issued and outstanding 1,999,435 shares of our common stock. Also, the Company is authorized to issue 30,000,000 shares of preferred stock, par value $0.001 per share. As of January 27, 2014, there are no issued and outstanding shares of our preferred stock

Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

        The consolidated financial statements included in this prospectus for Issuer Direct Corporation for the years ended December 31, 2012 and 2011 included in the registration statement have been audited by Cherry Bekaert LLP and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.  The consolidated financial statements included in this prospectus for PrecisionIR Group, Inc. for the years ended December 31, 2012 and 2011 included in the registration statement have been audited by Crowe Horwath LLP and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

       The validity of the issuance of the common stock hereby will be passed upon for us by Quick Law Group PC.

INFORMATION WITH RESPECT TO THE REGISTRANT

Issuer Direct Corporation (“Issuer Direct”, the “Company”, “we” “us” or “our”), a Delaware corporation, is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network.

Business Acquisition & Recent Developments

On August 22, 2013, the Company, ISDR and PrecisionIR consummated an Agreement and Plan of Merger (the “Acquisition Agreement”). Under the terms of the Acquisition Agreement, the Company paid $3,450,000 to certain debtors of PIR as full consideration to acquire all of the outstanding shares of PIR.

Businesses

We have consolidated our revenue into three revenue streams: disclosure management, shareholder communications and software licensing. Historically, we had reported our revenues in five streams – compliance and reporting services, printing and financial communications, fulfillment and distribution, software licensing, and transfer agent services. As a result of the acquisition of PIR on August 22, 2013, we determined the reclassification of revenues from the combined companies was needed to reflect both our core services as well as the newly acquired business of PrecisionIR.

Disclosure management

Our core disclosure business consists of our traditional Edgarization, document management, typesetting and pre-press design services, as well as our XBRL tagging services. In addition we have blended our stock transfer business into our disclosure management to better reflect the businesses that are regulated by the Securities and Exchange Commission.

We continue to see moderate gains in this business, specifically with the frequency of work from our corporate issuer clients. Additionally, we are experiencing growth in the larger cap market space and a retraction in the more competitive small cap space were we tend to generate less margins. As we focus our direct efforts upstream to the larger cap clients we anticipate this trend to continue. In contrast, we continue to operate our reseller business, Issuer Services, whereby we manage the back office functions for our partner’s clients. This is where we anticipate seeing the some attrition in the smaller cap clients that we currently serve.  However, this reseller business is responsible for the better portion of our mutual fund tagging engagements. This is a growth driver for this business unit, generating both higher margins and higher than normal revenues.

Shareholder communications

As part of our commitment to shareholder disclosure and improved corporate transparency, we continue to expand this business. As part of the revenue stream realignment we have moved our core press release distribution, investor relation systems, market data cloud business with the services of PrecisionIR (Investor Outreach, Annual Report Service, Investor Hotline and Webcasting), and our proxy and printing business. These products and services represent our shareholder communications business.  By having our own market data cloud system for our press releases and investor relations systems, our products have been able to outperform our expectations. During fiscal 2014, we intend to begin licensing portions of our data business and application programming interfaces (“API’s”) to other providers and disseminators that are seeking a competitive replacement in the market.

Additionally, our shareholder communications business offers additional cloud-based product suites that provide both corporate issuer and market data distribution partners the ability to connect to our market data cloud to access virtually hundreds of customizable data sets for thousands of public companies, as well as the compliance driven modules of whistleblower, Profile+ and our e-Notify request system.

Software licensing

Revenues from this business still tend to be directly tied to our core businesses, disclosure management and shareholder communications. Specifically, when corporate issuers conduct an annual meeting, purchase or upgrade their investor relations system, or annual or quarterly earnings season, we tend to license our technology platforms for each of these examples. Although revenues from this business remain relatively small, we expect them to grow significantly over the next fiscal year as we begin to productize some of our shareholder communications and disclosure management system.

We continue to believe there is a significant demand for better quality datasets. We still remain one of the only companies in this industry utilizing the core financial data of XBRL to power our fundamentals for our Stock Charting & Fundamentals system. Today, we house over 20,000 companies in our data-cloud, which encompasses stock information, profile data, financial data and reports, fundamentals, news, videos and presentations. Over the past nine-months we have continued to build these data sets into our Disclosure Management System (DMS). This disclosure system allows corporate issuers, and their constituents the ability to create, edit and publish information from one interface to regulators, markets and shareholders.

Our Technology Platform - Disclosure Management System (DMS)

Our DMS is a secure cloud-based business process reporting and automation solution that gives users the ability to disclose, manage, and communicate their respective messages from our enterprise SaaS network. Our unique disclosure process aims to create efficiencies not previously possible in areas of normal regulatory business functions of the public markets, where we can clearly improve processes, streamline complexities, while reducing expenditures, generally associated with reporting and disclosure.

Our DMS is the only secure workflow technology available today that allows officers, directors, compliance and investor relations professionals the ability to manage the entire back-office functions of their respective companies from one interface.

The industry as a whole has chosen to focus their solutions and platforms on one single business process or in some cases are dependent on a complex ERP or accounting system integration, in hope of providing a clear ROI over long-term period. Unfortunately this approach required companies to invest deeply in enterprise wide systems, for the promise of efficiencies and cost savings. Our approach has been to focus on a collection of business processes that typically overlap service organizations, that have either been cumbersome, costly or broken; then, integrate, streamline and improve the flow of information in a more transparent and accurate manner, putting the control back in the hands of our clients. The result is better controls, improved processes, efficient disclosure and increased communication.

Today, the platforms that make up our disclosure management system are used by over 1,400 issuers, and mutual funds and by thousands of officers, directors and compliance and communication professionals. The systems include the following:

-	Regulatory compliance (Edgar & EBRL)
-	Real-time Financial Reviewers Guide
-	Investor Relation content management (CMS - content management system)
-	News Distribution
-	Webcasting / earnings calls
-	Annual Meeting planning and real-time proxy voting system
-	Stock issuances, and shareholder reporting
-	Social integration and investor outreach communications
-	Print on Demand & digital document library
-	Company Spotlight and Annual Report Content Management

Our Brands & Subsidiaries

-	Issuer Direct
-	PrecisionIR Group, Inc., and its subsidiaries
-	Direct Transfer (Wholly owned subsidiary – Direct Transfer, LLC.)
-	QX Interactive (Wholly owned subsidiary – QX Interactive, LLC.)
-	Issuer Services
-	iProxyDirect
-	iRDirect
-	Annual Report Service (ARS)
-	Company Spotlight
-	XBRL Check
-	XAS Cloud

Employees

        As of January 27, 2014, we had a total of 55 full time employees. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

PROPERTIES

Facilities

        Our headquarters are located in Morrisville, North Carolina. We occupy 16,059 square feet of office space pursuant to a six- year lease, we additionally occupy a 20,000 square foot warehouse on a month-to-month basis in the same building, we believe we have sufficient space to sustain our growth through 2016. Additionally, as part of the acquisition of PrecisionIR, Group, Inc. we also have 7,500 square feet of office space located at Chesterfield, VA 23236, and The Lansdowne Building, 2 Lansdowne Road, Croydon, CR9 2ER, UK.

LEGAL PROCEEDINGS

        From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. To the best knowledge of management, there are no material legal proceedings pending against the Company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

        Our common stock is traded on the Over the Counter Bulletin Board under the symbol ISDR. The closing bid price for our stock as of January 27, 2014 was $9.00.

       The following is the range of high and low bid prices for our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	For the Years Ended December 31,
	2013		2012		2011
	High	Low	High	Low	High	Low

First Quarter	$5.55	$3.00	$3.33	$1.80	$3.40	$2.20
Second Quarter	$6.75	$4.10	$4.05	$2.76	$2.60	$1.30
Third Quarter	$8.60	$6.05	$3.00	$2.60	$3.00	$1.60
Fourth Quarter	$11.92	$6.54	$3.74	$2.80	$3.00	$1.00

Stockholders

        As of January 27, 2014, there were 1,999,435 shares of common stock issued and outstanding held by approximately 200 stockholders of record (not including street name holders).

Dividends

        We paid cash dividends in 2012 and in the first half of 2013.  However, there  can be no assurances that dividends will  be paid in the future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period for the fiscal years ended December 31, 2012 and 2011, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Comparison of results of operations for the three and nine-month periods ended September 30, 2013 and 2012

	Three months ended		Nine months ended
	September 30,		September 30,
Revenue Streams	2013	2012	2013	2012
Disclosure management
Revenue	$857,759	$916,636	$3,133,812	$2,100,342
Gross Margin	$613,715	$681,385	$2,320,965	$1,423,918
Gross Margin %	72%	74%	74%	68%

Shareholder communications
Revenue	$1,150,666	$250,547	$1,842,098	$874,858
Gross Margin	$777,142	$145,466	$1,127,600	$446,060
Gross Margin %	68%	58%	61%	51%

Software licensing
Revenue	$94,406	$48,328	$262,334	$145,344
Gross Margin	$84,442	$47,828	$250,435	$143,600
Gross Margin %	89%	99%	95%	99%

Total
Revenue	$2,102,831	$1,215,511	$5,238,244	$3,120,544
Gross Margin	$1,475,299	$874,679	$3,699,000	$2,013,578
Gross Margin %	70%	72%	71%	65%

Revenues

Total revenue increased by $887,320, or 73%, to $2,102,831 during the three-month period ended September 30, 2013, as compared to $1,215,511 during the same period of fiscal 2012.  The overall increase during the three-month period ended September 30, 2013 as compared to the same period of fiscal 2012 is primarily due to an increase in shareholder communications revenue of $900,119.  Total revenue increased by $2,117,700, or 68%, to $5,238,244 during the nine-month period ended September 30, 2013, as compared to $3,120,544 during the same period of fiscal 2012.  The overall increase during the nine-month period ended September 30, 2013 as compared to the same period of fiscal 2012 is primarily due to an increase in disclosure management revenue of $1,033,470, and an increase in shareholder communications revenues of $967,240.  The increase in shareholder communications revenue during both the three and nine month periods ended September 30, 2013 as compared to the same periods of fiscal 2012 are primarily due to the inclusion of revenue from PrecisionIR between the date of the acquisition, August 22, 2013, and September 30, 2013.

 Disclosure management revenue decreased $58,877, or 6%, during the three-month period ended September 30, 2013 as compared to the same period in fiscal 2012.  While we anticipate that the company will continue to achieve moderate gains in this revenue stream as previously stated, revenue was down slightly during this period as management focused on pre and post-closing conditions as well as the necessary integration with PrecisionIR.  With the inclusion of the PrecisionIR customer base, we believe we now have a better opportunity to gain market share and revenue in this business and move upstream and provide more services to larger issuers, and also continue to secure more clients under annual contracts.  Disclosure management revenue increased $1,033,470, or 49%, during the nine-month period ended September 30, 2013 as compared to the same period in fiscal 2012.  The increase in revenue from disclosure management services during the nine month period ended September 30, 2013 as compared to the same period of fiscal 2012 is primarily attributable to the final phase in of the SEC’s three-year mandate for companies to begin filing quarterly and annual reports in XBRL format. A large portion of our clients prior to the acquisition of PrecisionIR were small reporting companies, and those companies were first required to file quarterly and annual reports in XBRL format for all periods ended after June 15, 2011. During the first six months of fiscal 2012, our small reporting clients were required to file their quarterly and annual reports in XBRL; however, they were first required to file in XBRL with detail footnote tagging for periods ended after June 15, 2012.  When the requirement for detail footnote tagging became effective, we were able to significantly increase our revenue per client. Therefore, the increase in revenue in the nine-month period ended September 30, 2013 as compared to the same periods in fiscal 2012 are largely because of the additional revenue earned from detail footnote tagging in the first half of fiscal 2013.

Shareholder communication revenue increased by $900,119 and $967,240 during the three and nine-month periods ended September 30, 2013, respectively, as compared to the same periods in fiscal 2012.  The increase in shareholder communication revenue is almost entirely attributable to the inclusion of PrecisionIR revenue of $931,955 between August 22, 2013, the date of the acquisition, and September 30, 2013.  We anticipate that we will achieve significant growth in shareholder communication revenue in the future due to the acquisition of PrecisionIR.  Furthermore, our revenues from these services have largely been project based in the past, however a significant portion of PrecisionIR revenues are earned under annual contracts, and therefore this revenue stream will become more predictable in the future.

Software licensing revenues increased by $46,078, or 95%; and $116,990, or 80%; respectively, during the three and nine-month periods ended September 30, 2013 as compared to the same periods in fiscal 2012, due partially to increased revenue from our market streams and investor relations platform.   We earned revenue of $30,033 from PrecisionIR’s webcasting business between August 22, 2013, the date of the acquisition, and September 30, 2013 which also attributed to the increase in revenue from software licensing.

No customers accounted for more than 10% of the operating revenues during the three and nine-month periods ended September 30, 2013 or September 30, 2012.

Cost of Revenues and Gross Margin

Cost of revenues consists primarily of direct labor costs, third party licensing, warehousing, logistics, print production materials, postage, and outside services directly related to the delivery of services to our customers.  Cost of revenues increased by $286,700, or 84%; and $432,278, or 39%; during the three and nine-month periods ended September 30, 2013 as compared to the same periods of fiscal 2012. However, overall gross margins increased by $600,620, or 69%, to $1,475,299 during the three-month period ended September 30, 2013 as compared to $874,679 in the same period of fiscal 2012. Overall gross margins increased by $1,685,422, or 84%, to $3,699,000 during the nine-month period ended September 30, 2013 as compared to $2,013,578 in the same period of fiscal 2012.  Gross margins for the three-month period ended September 30, 2013 decreased slightly to 70% of revenue compared to 72% of revenue during the same period of fiscal 2012.  Gross margins for the nine-month period ended September 30, 2013 increased to 71% of revenue compared to 65% of revenue during the same period of fiscal 2012.

We achieved margins of 72% and 74%, respectively, from our disclosure management services during the three and nine-month periods ended September 30, 2013 as compared to 74% and 68% in same periods of fiscal 2012, primarily due to our XBRL service offerings, as we continue to gain operational efficiencies in performing these services.

Gross margins from our shareholder communications services increased to 68% and 61% of revenue during the three and nine-month periods ended September 30, 2013, respectively, as compared to 58% and 51% in the same periods of fiscal 2012.  As previously stated, our revenues from these services increased significantly in fiscal 2013 due to the inclusion of PrecisionIR revenues.  PrecisionIR has historically achieved margins of approximately  70% from these services, which has attributed to the improvement in gross margins in fiscal 2013, and should also lead to higher margins in the future.

Gross margins from software licensing were 89% and 95%, respectively, during the three and nine-month periods ended September 30, 2013, as compared to 99% and 99%, respectively, in the same periods of fiscal 2012.  Software revenue now includes PrecisionIR’s webcasting business, which will result in higher revenues in the future, but at slightly lower margins due to the cost of performing those services.

General and Administrative Expense

General and administrative expenses consist primarily of salaries, stock based compensation, insurance, fees for professional services, general corporate expenses and facility and equipment expenses. General and administrative expenses increased by $287,093 during the three-month period ended September 30, 2013 as compared to the same period in fiscal 2012.  The increase in the three-month period ended September 30, 2013 as compared to the same period of fiscal 2012 was primarily due to an increase in professional services, including legal, accounting, and other consulting services, of $90,230 in our core Issuer Direct business largely due to the acquisition of PrecisionIR, and also the inclusion of PrecisionIR general and administrative expenses of $134,126 from August 22, 2013 through September 30, 2013.  General and administrative expenses increased by $414,849 during the nine-month period ended September 30, 2013 as compared to the same period of fiscal 2012.  The increase in the nine-month period ended September 30, 2013 as compared to the same period of fiscal 2012 was primarily due to an increase in professional services of $185,132 in our core Issuer Direct business largely due to the acquisition of PrecisionIR and therefore are primarily non-recurring, the inclusion of PrecisionIR general and administrative expenses of $134,126 from August 22, 2013 through September 30, 2013, and an increase in bad debt expense of $70,590 as we have grown our accounts receivable.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, stock based compensation, sales commissions, sales consultants, advertising expenses, and marketing expenses.  Sales and marketing expenses increased by $209,916 during the three-month period ended September 30, 2013 as compared to the same period in fiscal 2012.  Sales and marketing expenses increased by $151,100 during the nine-month period ended September 30, 2013 as compared to the same period in fiscal 2012.  During both the three and nine-month periods ended September 30, 2013, the inclusion of PrecisionIR sales and marketing expenses contributed to $197,330 of the overall increase as compared to the same period of fiscal 2012.  As a percentage of revenue, sales and marketing expense was 18% and 14% during the three-month periods ended September 30, 2013 and 2012, and 15% and 19% during the nine-month periods ended September 30, 2013 and 2012.  We anticipate that sales and marketing expense in the future will continue to be in these ranges or lower.

Depreciation and Amortization

Depreciation and amortization expenses during the three and nine-month periods ended September 30, 2013 increased by $111,116 and $107,192, respectively, as compared to the same periods of fiscal 2012.  The increases are almost entirely attributable to the amortization of intangible assets recorded as result of the acquisition of PrecisionIR from August 22, 2013 to September 30, 2013.

Interest Income (Expense)

Net interest expense during the three and nine-month periods ended September 30, 2013 increased by $153,398 and $155,126, respectively, as compared to the same periods of fiscal 2012. On August 22, 2013, in connection with and to partially fund the acquisition and simultaneously with the acquisition of PIR the Company entered into a Securities Purchase Agreement   (the “8% Note Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Note”) with Red Oak Partners LP (“Red Oak”). The 8% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on September 30, 2013, at a rate of 8% per year. The 8% Note will mature on August 22, 2015. Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share. The conversion price will be adjusted for certain events, such as stock dividends and stock splits.  On the date the Company entered into the 8% Note Purchase Agreement, the Company’s stock price was $8.20 per share, and therefore the Company assigned a value of $2,500,000 to the common stock conversion feature and recorded this as debt discount and additional paid in capital.  The debt discount is being amortized over the two year life of the 8% Note.  During the three and nine-month periods ended September 30, 2013, the Company recorded non-cash interest expense of $134,408 and cash interest expense of $21,739 related to the 8% Note, which attribute almost entirely to the increase in interest expense.

Income Tax Expense

The company recorded income tax expense during the three and nine-month periods ended September 30, 2013 of $72,294 and $475,294, respectively, based on our estimated effective tax rate for fiscal 2013.  The company recorded income tax expense during the three-and nine month periods ended September 30, 2012 of $137,000 and $123,500, respectively, based on our estimated effective tax rate for fiscal 2012 through the end of the third quarter.

Net Income

Net income for the three-month period ended September 30, 2013 was $117,334 as compared to $213,591 in the same period of fiscal 2012.  Although our gross profit was significantly higher as previously discussed, we incurred significant non-cash expenses for amortization related to the acquisition of PIR, and incurred significant non-cash interest expenses related to the 8% Note with Red Oak, which had a negative impact on net income.   Net income for the nine-month period ended September 30, 2013 was $697,964 as compared to $192,603 in the same period of fiscal 2012.  The increase in net income during the nine months ended September 30, 2013 were due primarily to the increase in total revenue and gross profit previously discussed.

Liquidity and Capital Resources

As of September 30, 2013, we had $1,926,674 in cash and cash equivalents and $1,688,385 net accounts receivable. Current liabilities at September 30, 2013, totaled $3,928,264 including our accounts payable, deferred revenue, line of credit, accrued payroll liabilities, accrued postage, income taxes payable, and other accrued expenses. At September 30, 2013, our current assets exceeded our current liabilities by $528,570.

As of September 30, 2013, we owed $500,000 under our line of credit, as we borrowed $500,000 on the line to partially finance the acquisition of PrecisionIR. Effective April 30, 2013, we renewed our line of credit and increased the amount of funds available to 75% of eligible accounts receivable, as defined in the line of credit agreement, up to a maximum of $2,000,000.   As of September 30, 2013, the Company had approximately $355,000 remaining for future borrowings under the line of credit based on the calculation of eligible accounts receivable.

On August 22, 2013, in connection with and to partially fund the acquisition and simultaneously with the acquisition of PIR, the Company entered into a Securities Purchase Agreement   (the “8% Note Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Note”) with Red Oak Partners LP (“Red Oak”). The 8% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on September 30, 2013, at a rate of 8% per year. The 8% Note will mature on August 22, 2015. If event of default occurs pursuant to the terms of the 8% Note, the interest rate immediately increases to 18%.  The 8% Note is secured by all of the assets of the Company and is subordinated to the Company’s obligations to its primary financial institution.  Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share. The conversion price will be adjusted for certain events, such as stock dividends and stock splits.

We manage our cash flow carefully with the intent to meet our obligations from cash generated from operations. However, it is possible that we will have to raise additional funds through the issuance of equity in order to meet our debt obligations. There can be no assurance that cash generated from operations will be sufficient to fund our operating expenses, to allow us to continue paying dividends, or meet our other obligations, and there is no assurance that debt or equity financing will be available, or if available, that such financing will be upon terms acceptable to us.

Comparison of results of operations for the years ended December 31, 2012 and 2011.
2012 Overview

For the year ended December 31, 2012, total revenue increased 33% to $4,305,566 from $3,228,099 in fiscal 2011. The overall increase in revenue during fiscal 2012 is primarily due to an increase in revenue from compliance and reporting services of $897,238, and revenues from transfer agent services of $137,104.  The increase in revenues from compliance and reporting services is primarily due to two factors. First, most of our clients are smaller reporting companies. Therefore under the SEC’s three-year mandate for companies to begin filing quarterly and annual reports in XBRL, most of our clients were first required to file for periods ended after June 15, 2011. Therefore, we had very little revenue from XBRL services prior to the second quarter of 2011.  Secondly, effective for all periods ended after June 15, 2012, smaller reporting companies were required to add detail footnote tagging to their quarterly and annual filings. This has led to significant revenue opportunities for us, as we have been able to significantly increase the amount of revenue per filing.  In addition to these two factors, we have also significantly increased the number of clients for whom we perform XBRL services, both organically and through the acquisition of customers from SEC Compliance Services, Inc. (SECCS) in January 2012. The increase in transfer agent revenue is primarily due to the purchase of the clients of New York Stock Transfer in May 2012, and due to an increased number of corporate action engagements in fiscal 2012.

For the year ended December 31, 2012, operating expenses increased to $2,247,275 as compared to $1,587,767 in fiscal 2011.  The increase in operating expenses in fiscal 2012 as compared to fiscal 2011 are primarily related to increased personnel expenses including stock based compensation and direct salary expenses as we have hired former employees of SECCS in order to increase our sales and marketing efforts, we have expanded our operations in our corporate offices in order to support the growth in our business, and we have issued stock options and restricted stock to both existing and new employees.

Our net income before taxes in fiscal 2012 increased to $556,732 compared to $261,076 in fiscal 2011. In fiscal 2011, we were able to utilize our remaining net operating loss carryforwards, and recorded income tax expense of only $21,800.  However, in 2012 we had no such net operating loss carryforwards, and therefore our income tax expense increased to $251,000.  Therefore, net income was $305,732 in fiscal 2012 as compared to $239,276 in fiscal 2011.

Results of Operations

Comparison of results of operations for the years ended December 31, 2012 and 2011

	Year ended
	December 31,
Revenue Streams	2012	2011
Compliance and reporting services
Revenue	$2,530,127	$1,632,889
Gross margin	$1,762,510	$998,716
Gross margin %	70%	61%

Printing and financial communication
Revenue	561,802	536,912
Gross margin	305,149	245,578
Gross margin %	54%	46%

Fulfillment and distribution
Revenue	554,957	639,578
Gross margin	229,880	318,236
Gross margin %	42%	50%

Software licensing
Revenue	189,245	86,389
Gross margin	187,097	82,810
Gross margin %	99%	96%

Transfer agent services
Revenue	469,435	332,331
Gross margin	319,772	190,792
Gross margin %	68%	57%

Total
Revenue	$4,305,566	$3,228,099
Gross margin	$2,804,408	$1,836,132
Gross margin %	65%	57%

Revenues

Total revenue increased by $1,077,467, or 33%, to $4,305,566 during the year ended December 31, 2012, as compared to $3,228,099 in fiscal 2011.  The overall increase in revenue during fiscal 2012 as compared to fiscal 2011 is primarily attributable to an increase in revenue from compliance and reporting services of $897,238, and an increase in revenue from transfer agent services of $137,104.

Compliance and reporting service revenue increased $897,238, or 55%, during the year ended December 31, 2012 as compared to fiscal 2011.  The increase is primarily attributable to two factors.  First, most of our clients are smaller reporting companies. Therefore under the SEC’s three-year mandate for companies to begin filing quarterly and annual reports in XBRL, most of our clients were first required to file for periods ended after June 15, 2011. Therefore, we had very little revenue from XBRL services prior to the second quarter of 2011.  Secondly, effective for all periods ended after June 15, 2012, smaller reporting companies were required to add detail footnote tagging to their quarterly and annual filings. This has led to significant revenue opportunities for us, as we have been able to significantly increase the amount of revenue per filing.  In addition to these two factors, we have also significantly increased the number of clients for whom we perform XBRL services, both organically and through the acquisition of customers from SEC Compliance Services, Inc. in January 2012. As most of our clients are now under annual contracts, we anticipate that revenue from XBRL services will be more recurring in nature in the future, and we intend to continue to increase revenue from these services through new client acquisition.

Printing and financial communication revenue increased $24,890 during the year ended December 31, 2012 as compared to the same period of fiscal 2011. Revenue from printing, particularly from our iFUND platform, tends to be somewhat project oriented, and will therefore fluctuate from period to period based on the timing of projects. We will continue to focus on obtaining more recurring revenues, particularly from our Print-On-Demand services.

Fulfillment and distribution revenue decreased by $84,621 during the year ended December 31, 2012 as compared to the same period of fiscal 2011.  Similar to revenue from printing services, fulfillment and distribution revenue tends to be somewhat project oriented, and will therefore fluctuate from period to period based on the timing of projects.

Software licensing revenues increased by $102,856 during the year ended December 31, 2012 as compared to the same period of fiscal 2011, as we performed more proxy services through our iProxyDirect software in fiscal 2012. The timing of proxy services requested from our clients can be difficult to predict, and therefore revenue from this source can fluctuate significantly between quarters.

Transfer agent revenue increased by $137,104 during the year ended December 31, 2012 as compared to the same period of fiscal 2011, primarily due to the purchase of the clients of New York Stock Transfer in May 2012, and due to an increased number of corporate action engagements in 2012. Historically, corporate action services are tied to a transaction that results in a project-based engagement, therefore the timing and predictability of this type of revenue becomes difficult to forecast. We do anticipate that corporate actions will be a continuing source of revenue in the future.

2012 Revenue Backlog

At December 31, 2012, we have recorded deferred revenue of $112,906 that we expect to recognize throughout 2013. The majority of the deferred revenues recorded are being carried forward from 2012, which is a direct result of our reseller relationships with the issuer services cloud-based system.

Cost of Services

Cost of revenues consist primarily of direct labor costs, third party licensing, print production materials, postage, and outside services directly related to the delivery of services to our customers.  Cost of revenues increased by $109,191, or 8%, during the year ended December 31, 2012 as compared to fiscal 2011. However, overall gross margins increased by $968,276, or 52%, to $2,804,408 during fiscal 2012 as compared to fiscal 2011. Gross margins year ended December 31, 2012 increased to 65% of revenue compared to 57% of revenue during fiscal 2011.

Furthermore, we achieved margins of 70% from our compliance and regulatory services during the year ended December 31, 2012 as compared to 61% in fiscal 2011, primarily due to our XBRL service offerings.  Although pricing pressures in the market are accelerating quicker than we anticipated, we have been able to significantly improve our margins from our XBRL services as we have gained significant operational efficiencies over the past year as we become more experienced in performing these services.

We achieved margins of 54% from our printing and financial communications services during the year ended December 31, 2012 as compared to 46% in fiscal 2011, as we have shifted to higher margin projects from our iFUND and Print-on-Demand services.

Gross margins from our fulfillment and distribution services decreased to 42% during the year ended December 31, 2012 as compared to 50% in fiscal 2011, as a lower portion of our revenue was earned from news distribution services which typically achieve relatively high margins.

Gross margins from software licensing remained relatively high, and were 99% and 96% during the years ended December, 2012 and 2011, respectively.

Gross margins from our transfer agent services increased to 68% during the year ended December 31, 2012 as compared to 57% in fiscal 2011.  The increase in margin is primarily due to the increase in revenue previously discussed, as cost for our transfer agent department consist largely of fixed costs.

Costs related to compliance and reporting services are related principally to direct labor costs and third party vendor costs.

Costs related to printing and financial communications fluctuate periodically as the cost of the services and materials fluctuate, and can also vary significantly based on the variables of any one project. We strive to maintain reasonable margins for these services, but market demands, and inventory levels play a significant impact in our overall ability to attract new business.

 We incur direct labor costs for software licensing, as all development is performed in-house. To date, costs have not been significant. We intend to increase our development efforts in the coming quarters to further enhance our intellectual property and market position in both our shareholder communications and disclosure management business.

 To date, costs for transfer agent services have also been minimal, in proportion to this growing revenue stream. We will devote additional resources to this service offering as we expand these services in future periods.

General and Administrative Expense

General and administrative expenses consist primarily of salaries, stock based compensation, insurance, fees for professional services, general corporate expenses and facility and equipment expenses. General and administrative expenses increased $344,007 during the year ended December 31, 2012 as compared to fiscal 2011. The increase during fiscal 2012 is primarily due to an increase in personnel related expenses of $309,684.

The increase in personnel related expenses is largely due to increases in stock based compensation of $187,545 during fiscal 2012 as compared to fiscal 2011. During fiscal 2012, we issued stock options to a consultant for investor relation services that were immediately vested. During the second quarter of fiscal 2012, we issued grants for a total of 95,000 restricted shares of the Company’s common stock to its executive officers and certain other employees. 20,000 of these shares were vested immediately, resulting in an immediate expense. The remainder of the increase is primarily due to merit increases, and the hiring of key information technology resources.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, stock based compensation, sales commissions, sales consultants, advertising expenses, and marketing expenses. Sales and marketing expenses for the year ended December 31, 2012 increased by $438,119 as compared to fiscal 2011.

The increase in sales and marketing expense is almost entirely attributable to the hiring of five former employees and consultants of SEC Compliance Services, Inc. (“SECCS”) in January 2012, including our Vice President of Sales.  Salaries and consulting fees increased $293,205 during the year ended December 31, 2012 as compared to fiscal 2011 primarily due to the hiring of these five individuals, along with higher commissions based on higher sales. Furthermore, we issued options to purchase our common stock to certain former employees and consultants of SECCS which vest upon the achievement of milestones related to executing annual contracts for XBRL services or revenue thresholds. As a result, stock based compensation within sales and marketing expense increased $111,348, during the year ended December 31, 2012 as compared to fiscal 2011.   The investments we have made in our sales and marketing efforts led to significant revenue growth in fiscal 2012 as previously discussed, and we do not anticipate any significant increases in our sales and marketing expenses to support our current business model.

Litigation Expenses

Litigation expenses of $206,263 were incurred during the year ended December 31, 2011 to defend the Company against and ultimately settle a dispute with a former shareholder.  This dispute has been fully resolved as of the date of this filing, and all related expenses were accrued at December 31, 2011.  Therefore, there were no such expenses in 2012.

Depreciation and Amortization

Depreciation and amortization expenses during the year ended December 31, 2012 increased to $138,349 as compared to $54,704 during fiscal 2011. We acquired certain assets, primarily the rights to all customer contracts, of SECCS on January 4, 2012. We are amortizing the purchase price of $425,000 over its estimated useful life of five years, which attributed to an increase in amortization expense in fiscal 2012.

Interest Income, Net

        Net interest income (expense) of ($401) and $12,711 during the years ended December 31, 2012 and 2011, respectively, consisted primarily of finance charges to customers with past due balances that we are reasonably assured that we will collect, and were offset by interest payable on our outstanding line of credit in fiscal 2012.

Income Taxes

During the year ended December 31, 2011, we were able to utilize our remaining net operating loss carryforwards, and recorded income tax expense of only $21,800, which was comprised of income in excess of the loss carryforwards.  However, in 2012 we had no such net operating loss carryforwards, and therefore our income tax expense increased to $251,000.  Furthermore, we experienced significant timing differences with our taxable income largely due to stock compensation, which we anticipate recovering in future years to offset future taxable income.

Net Income

Net income for the year ended December 31, 2012 increased to $305,732 as compared to $239,276 in fiscal 2011.  The increase in net income is primarily due to increases in revenue and gross margin as previously discussed, offset by increases in operating expenses and income tax expense.

Liquidity and Capital Resources

As of December 31, 2012, we had $1,250,643 in cash and cash equivalents and $544,684 net accounts receivable. Current liabilities at December 31, 2012, totaled $589,545, including our line of credit, accounts payable, deferred revenue, income taxes payable, accrued payroll liabilities, and other accrued expenses. At December 31, 2012, our current assets exceeded our current liabilities by $1,293,492.

During the year ended December 31, 2012, we borrowed $275,000 under a working capital line of credit to purchase customer contracts from SECCS. As of December 31, 2012 we have repaid $125,000, leaving a balance owed of $150,000. We have $350,000 of credit remaining available to us under this line of credit.

We manage our cash flow carefully with the intent to meet our obligations from cash generated from operations. There can be no assurance that cash generated from operations will be sufficient to fund our operating expenses, to allow us to continue paying dividends, or meet our other obligations, and there is no assurance that debt or equity financing will be available, or if available, that such financing will be upon terms acceptable to us.  The Company believes it has sufficient cash to fund its operations for the next twelve months.  However, should we need to raise additional capital, either for business expansion reasons and / or to meet certain debt obligations, the Company may opt to issue additional equity securities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As the Company is a “smaller reporting company,” this item is inapplicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information on our named Directors and Officers:

Name	Age	Position
Brian R. Balbirnie	42	Chief Executive Officer, Director
Wesley Pollard	43	Chief Financial Officer, Director
Andre Boisvert	60	Chairman of the Board
William Everett	63	Director, Chairman of the Audit Committee
David Sandberg	41	Director, Chairman of the Compensation Committee

Brian R. Balbirnie – Chief Executive Office, Director

Mr. Balbirnie is the Chairman of the Board and Chief Executive Officer. Mr. Balbirnie established Issuer Direct in 2006 with a vision of creating a technology driven back-office compliance platform that would reduce costs as well as increase the efficiencies of the most complex tasks, today the company calls it the Disclosure Management System (DMS). Brian is responsible for the strategic leadership of the company and oversees day-to-day operations. Under Mr. Balbirnie’s direction, the Company has grown to serve over 1,400 public companies since 2006. Mr. Balbirnie is an entrepreneur with more than 20 years of experience in emerging industries. Prior to Issuer Direct, Mr. Balbirnie was the founder and managing partner of Catapult Company, a compliance and consulting practice focused on the Sarbanes Oxley Act. Mr. Balbirnie also has served in ‘C’ level capacities for various companies both public and private. Prior to and with Catapult, Mr. Balbirnie also advised several companies on their public market strategies, Merger & Acquisitions as well as their financial reporting requirements.

Wesley Pollard – Chief Financial Officer, Director

Mr. Pollard has served as the Chief Financial Officer of the Company since December 2009. Prior to joining the Company, Mr. Pollard was employed by Digital Lifestyle Outfitters (“DLO”) from July 2006 through May 2009. DLO was acquired by Philips Electronics in mid 2007; Mr. Pollard served as Vice President of Finance prior to the acquisition, and Head of Finance following the acquisition.  Prior to DLO, Mr. Pollard served as International Controller for Tekelec, Inc. from June 2005 to June 2006 and Director of Finance for BioStratum, Inc from June 2001 through June 2005.  Mr. Pollard also assisted Home Director from June 2000 to June 2001 as the Corporate Controller.  From December 1999 to June 2000, Mr. Pollard served as the Director of SEC and Financial reporting for BuildNet, Inc. Mr. Pollard also spent five years at PricewaterhouseCoopers, LLP. Mr. Pollard is a Certified Public Accountant and holds his Master of Accounting from the University of North Carolina at Chapel Hill.

Andre Boisvert – Chairman of the Board

Mr. Boisvert joined the Board of Directors of Issuer Direct Corporation in July 2012.   Mr. Boisvert is a long-time leader in the Business Intelligence arena with over 25 years of executive experience with enterprise software giants such as Oracle (NASDAQ: ORCL) and SAS Institute Inc.. He has also held senior management positions at Cognos (NASDAQ: COGN), IBM (NYSE: IBM) and Sagent (NASDAQ: SGNT).  At Cary, NC-based SAS Institute Inc., Mr. Boisvert was president and chief operating officer. While at Oracle, he was senior vice president of Worldwide Marketing and served as a member of Oracle’s Worldwide Management Committee. Mr. Boisvert has also held senior executive positions in sales, marketing and Research & Development at IBM, where he was a 13-year veteran.  Mr. Boisvert is currently on the board of directors of several enterprise software companies, Palamida Corporation  Infobright Inc., Webtrends Corporation, Emailvision Inc., , Riverlogic Corportaion, Zend Technologies Inc., Transera Communications Corporation and  Clario Analytics Inc.

William Everett  – Director, Chairman of the Audit Committee

       Mr. Everett joined the Board of Directors of Issuer Direct Corporation on October 2, 2013.   Mr. Everett has more than thirty years of management experience and currently serves as a director of Hakisa SAS in Strasbourg France. In addition, Mr. Everett recently served on the Board of NeoNova Network Services until it was acquired in July 2013.  Mr. Everett retired as Executive Vice President and CFO of Tekelec, a publicly traded telecom equipment supplier, in April 2010.  Since that time, he has served as a corporate director and provided consulting services to public company and private equity clients.  He currently serves as an Executive in Residence at the Poole College of Management at NC State University. He has significant experience as both a Chief Financial Officer and a general manager working with a variety of multi-national technology companies over his career. Mr. Everett joined Tekelec as part of their acquisition of Steleus in October 2004. At Steleus, Mr. Everett served as Executive Vice President and CFO and was responsible for the worldwide finance and administration functions of the Company. Prior to Steleus, Mr. Everett was Vice President of Finance and Administration and CFO of Chemfab Corporation, a publicly traded polymer sciences Company. During his career, Mr. Everett also held executive operating and financial management positions at several other high tech companies, including Epsilon Data Management and Eastman Software.  He was the Co-founder and President of Maps a la Carte, an internet mapping and spatial data company, which was acquired by Demand Media Inc.

David Sandberg  – Director, Chairman of the Compensation Committee

Mr. Sandberg joined the Board of Directors of Issuer Direct Corporation on August 22, 2013.   Mr. Sandberg is the founder and portfolio manager of Red Oak Partners, LLC, a NY-based hedge fund, which he founded in March 2003.  He is also the portfolio manager of the Pinnacle Fund LLP, which he co-founded in 2008. Previously, Mr. Sandberg co-managed JH Whitney & Co’s Green River Fund from 1998-2002. Mr. Sandberg serves as the Chairman of the Board of Asure Software, Inc. and as a director of Planar Systems, Inc. and SMTC Corp, all of which are public companies, and as Chairman of the Board of Kensington Vanguard Group, a private independent title insurance agency.  Previously Mr. Sandberg served as a director of public companies EDCI, Inc. and RF Industries, Ltd.  Mr. Sandberg has experience serving as a member of and as Chairman of each of Audit, Compensation, Nominating & Governance, and Strategic committees for public companies.  He received a BA in Economics and a BS in Industrial Management from Carnegie Mellon University in 1990.

There are no family relationships among any of our directors and executive officers.

Our directors are elected at the annual meeting of the shareholders, with vacancies filled by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal. Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Directors’ and Officers’ Liability Insurance

        We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Code of Ethics

        We have adopted a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, which is posted on our website at www.issuerdirect.com.

Director Independence

The Board of Directors has determined that Messrs. Boisvert and Everett satisfy the requirement for independence set out in Section 803 of the NYSE MKT rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board of Directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE MKT rule referenced above.

Board Committees

Our Board of Directors has established an audit committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee.  Our audit committee is currently comprised of Messrs. Boisvert and Everett each of whom our board has determined to be financially literate and qualify as an independent director under Section 803 of the NYSE MKT rules. Mr. Everett is the chairman of our audit committee and qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

Compensation Committee.  Our compensation committee is currently comprised of Messrs. Everett and Sandberg. Mr. Sandberg is the chairman of our compensation committee. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers and directors. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans.

Executive Compensation

        The following table shows amounts earned by each officer in the years ended December 31, 2011, 2012, and 2013:

Name and Principal Position	Year	Salary	Deferred Compensation	Bonus	Stock Awards	Option/ Warrant Awards	All Other Compensation	Total

Brian R. Balbirnie	2013	$140,753	$-	$-	$-	$-	$-	$140,753
Chief Executive Officer	2012	$106,997	$-	$5,000	$66,600	$-	$-	$178,597
	2011	$98,331	$-	$900	$-	$-	$-	$99,231

Wesley Pollard	2013	$104,484	$-	$-	$-	$-	$-	$104,484
Chief Financial Officer	2012	$84,000	$-	$3,000	$66,600	$-	$-	$153,600
	2011	$84,000	$-	$900	$-	$-	$-	$84,900

Compensation of Directors

        The general policy of the Board of Directors is that compensation for independent Directors should be a nominal cash fee plus equity-based compensation. We do not pay employee Directors for Board service in addition to their regular employee compensation. The Board of Directors have the primary responsibility for considering and determining the amount of Director compensation.

        The following table shows amounts earned by each non-employee Director in fiscal 2013:

Change in
Pension
Value and
						Non-Equity	Nonqualified
	Fees Earned					Incentive	Deferred
	or Paid in		Stock		Warrant	Plan	Compensation	All Other
Director	Cash		Awards		Awards	Compensation	Earnings	Compensation	Total

Andre Boisvert	$	$ 27,000		$-	$-	$-	$-	$-	$	$ 27,000
William Everett	$	$ 7,000	$	$ 273,760	$-	$-	$-	$-	$	$ 280,760
David Sandberg	$	$ 10,833	$	$ 251,600	$-	$-	$-	$-	$	$ 262,433

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 27, 2014 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560.

	Number of
	Shares		Percentage
Name of Beneficial Owner	Owned (1)		Owned (1)

Brian R. Balbirnie (2)	641,250	(5)	23.24%
Wesley Pollard (2)	91,500	(6)	3.32%
Andres Boisvert (3)	15,000	(7)	0.54%
William Everett (3)	2,900	(8)	0.11%
David Sandberg (3)	631,544	(9)	22.89%
James Michael (4)	280,750	(10)	10.17%

All officers, directors, and management as a group (6 persons)	1,662,944		60.27%
_____________

(1)
Applicable percentage of ownership is based on a total of 2,759,499 shares of common stock, which consist of 1,999,435 shares of common stock outstanding on January 27, 2014, plus shares that are beneficially owned as of that date. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of January 27, 2014 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Officer and director.

(3)	Director.

(4)	Management.

(5)	Includes options to purchase 18,171 shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014.

(6)	Includes options to purchase 6,765 shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014.

(7)	Does not include any options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014.

(8)	Includes options to purchase 2,500 shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014.

(9)	Comprised of (i) 626,544 shares of common stock currently exercisable under the 8% Note with Red Oak and (ii) options to purchase 2,500 shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014. Mr. Sandberg is the managing partner of Red Oak and possesses voting and investment control of the same.

(10)	Includes options to purchase 4,500 shares of common stock that are currently exercisable or exercisable within 60 days of January 27, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

        On August 22, 2013, the Company entered into a 8% Note Purchase Agreement relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% Note with Red Oak. Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share for up to a potential of 626,566 of our shares of common stock. David Sandberg, one of our directors, is the managing partner of Red Oak.

Director Independence

        As of January 27, 2014, we had two independent directors on our board, Andre Boisvert and William Everett. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc. and the Securities and Exchange Commission.

        Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

       Not applicable.

CONTROLS AND PROCEDURES

       The Company’s Chief Executive Officer and Chief Financial Officer conducted an evaluation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Securities Exchange Act of 1934). Based upon this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective and have not changed since its most recent annual report.

Changes in Internal Control over Financial Reporting

       During the three month period ended September 30, 2013, we acquired PrecionIR, which significantly increased the size of our business.  We have reviewed the internal control processes of PrecisionIR, and we regularly review our system of internal control over financial reporting to ensure we maintain an effective internal control environment.  We do not believe that the acquisition of PrecisionIR or any other changes in our internal control over financial reporting that occurred during the period covered by this Quarterly Report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed this registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov, or on our corporate website http://www.issuerdirect.com

FINANCIAL STATEMENTS

       The consolidated financial statements of Issuer Direct Corporation for the years ended December 31, 2012 and 2011, and for the three and nine month periods ended September 30, 2013 and 2012 are included herewith.  The consolidated financial statements for PrecisionIR Group, Inc. for the years ended December 31, 2012 and 2011, and for the six month periods ended June 30, 2013 and 2012 are included herewith.

ISSUER DIRECT CORPORATION
Morrisville, North Carolina

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 AND September 30, 2012 (UNAUDITED)

TABLE OF CONTENTS

Page
Consolidated Balance Sheets as of September 30, 2013 (Unaudited) and December 31, 2012	F-2
Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2013 and 2012	F-3
Unaudited Consolidated Statements of Comprehensive Income for the Three and Nine Months Ended September 30, 2013 and 2012	F-4
Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	F-5
Notes to Unaudited Consolidated Financial Statements	F-6 - F-13

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,926,674	$1,250,643
Accounts receivable, (net of allowance for doubtful accounts of $407,776 and $117,030, respectively)	1,688,385	544,684
Deferred income tax asset – current	264,000	49,000
Other current assets	577,775	38,710
Total current assets	4,456,834	1,883,037
Furniture, equipment and improvements, net	347,016	55,611
Deferred income tax – noncurrent	-	159,000
Intangible assets (net of accumulated amortization of $352,763 and $187,666, respectively)	4,243,237	388,334
Goodwill	1,502,887	43,195
Other noncurrent assets	22,351	12,069
Total assets	$10,572,325	$2,541,246
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$444,876	$62,886
Accrued expenses	1,794,168	263,753
Deferred revenue	1,189,220	112,906
Line of credit	500,000	150,000
Total current liabilities	3,928,264	589,545
Note payable (net of debt discount of $2,365,591 and $0, respectively)	134,409	-
Deferred tax liability	2,201,150	-
Other long term liabilities	147,800	105,554
Total liabilities	6,411,623	695,099
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2013 and December 31, 2012.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,976,399 and 1,937,329 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively.	1,976	1,937
Additional paid-in capital	3,843,454	2,070,369
Other accumulated comprehensive loss	(39,247)	-
Retained earnings (accumulated deficit)	354,519	(226,159)
Total stockholders' equity	4,160,702	1,846,147
Total liabilities and stockholders’ equity	$10,572,325	$2,541,246

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenues	$2,102,831	$1,215,511	$5,238,244	$3,120,544
Cost of services	627,532	340,832	1,539,244	1,106,966
Gross profit	1,475,299	874,679	3,699,000	2,013,578
Operating costs and expenses:
General and administrative	610,232	323,139	1,405,498	990,649
Sales and marketing	377,664	167,748	757,254	606,154
Depreciation and amortization	143,689	32,523	211,212	104,020
Total operating costs and expenses	1,131,585	523,410	2,373,964	1,700,823
Operating income	343,714	351,269	1,325,036	312,755
Other income (expense):
Interest income (expense), net	(154,076)	(678)	(151,778)	3,348
Total other income (expense)	(154,076)	(678)	(151,778)	3,348
Income before taxes	189,638	350,591	1,173,258	316,103
Income tax expense	72,294	137,000	475,294	123,500
Net Income	$117,344	$213,591	$697,964	$192,603
Income per share - basic	$0.06	$0.11	$0.36	$0.10
Income per share - fully diluted	$0.05	$0.11	$0.34	$0.10
Weighted average number of common shares outstanding - basic	1,968,871	1,931,438	1,954,314	1,892,703
Weighted average number of common shares outstanding - fully diluted	2,273,497	2,001,266	2,056,995	1,956,262

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net income	$117,344	$213,591	$697,964	$192,603
Foreign currency translation adjustment	(39,247)	-	(39,247)	-
Comprehensive income	$78,097	$213,591	$658,717	$192,603

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$697,964	$192,603
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	211,212	104,020
Bad debt expense	131,409	60,819
Deferred income taxes	7,326	100,906
Non-cash interest expense	134,409	-
Stock-based compensation expense	222,439	327,858
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	130,098	(264,785)
Decrease (increase) in deposits and prepaids	(172,189)	51,900
Increase (decrease) in accounts payable	89,538	(54,807)
Increase (decrease) in accrued expenses	74,982	(69,289)
Increase (decrease) in deferred revenue	(376,466)	(92,532)
Net cash provided by operating activities	1,150,722	356,693

Cash flows from investing activities:
Purchase of property and equipment	(40,444)	(9,065)
Purchase of acquired business, net of cash acquired	(3,178,399)	-
Acquisition of intangible assets	-	(281,000)
Net cash used in investing activities	(3,218,843)	(290,065)

Cash flows from financing activities:
Proceeds from exercise of stock options	50,685	30,825
Payment of dividend	(117,286)	(115,751)
Advances from line of credit (net)	350,000	255,000
Borrowings on long term debt	2,500,000	-
Net cash provided by financing activities	2,783,399	170,074

Effect of exchange rate changes on cash	(39,247)	-
Net change in cash	715,278	236,702
Cash – beginning	1,250,643	862,386
Cash – ending	$1,926,674	$1,099,088

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$21,739	9,126
Cash paid for income taxes	$446,564	$22,594
Non-cash activities:
Common stock issued for acquisition of customer list	$-	$140,000
Issuance of beneficial conversion feature to holder of note payable	$2,500,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ISSUER DIRECT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1.	Accounting Policies

Basis of Presentation

The unaudited interim consolidated balance sheet as of September 30, 2013 and statements of operations, statements of comprehensive income, and statements of cash flows for the three and nine-month periods ended September 30, 2013 and 2012 included herein, have been prepared in accordance with the instructions for Form 10-Q under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Article 10 of Regulation S-X under the Exchange Act. In the opinion of the management, they include all normal recurring adjustments necessary for a fair presentation of the consolidated financial statements. Results of operations reported for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. The interim financial information should be read in conjunction with Issuer Direct Corporation’s (the “Company’s”) 2012 Annual Report on Form 10-K, including Item 1, Business Risk Factors included therein. The year-ended condensed balance sheet data was derived from audited financial statements in accordance with the rules and regulations of the SEC, but does not include all disclosures required for financial statments prepared in accordance with accounting principles generally accepted in the United States of America.

Note 2.	Summary of Significant Accounting Policies

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  Significant intercompany accounts and transactions are eliminated in consolidation.

Earnings per Share (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Fully diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Revenue Recognition

We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition,” which requires that: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. We recognize revenue when services are rendered or delivered, where collectability is probable. Deferred revenue primarily consists of upfront payments for annual service contracts, and is recognized throughout the year as the services are performed.

Allowance for Doubtful Accounts

We initially record our provision for doubtful accounts based on our historical experience and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts and the valuation of goodwill and intangible assets, deferred tax assets, and stock based compensation.  Actual results could differ from those estimates.

Income Taxes

We comply with FASB ASC No. 740 – Income Taxes which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.  For any uncertain tax positions, we recognize the impact of a tax position, only if it is more likely than not of being sustained upon examination, based on the technical merits of the position. Our policy regarding the classification of interest and penalties is to classify them as income tax expense in our financial statements, if applicable.  At the end of each interim period, we estimate the effective tax rate we expect to be applicable for the full fiscal year and this rate is applied to our results for the interim year-to-date period.

Fair Value Measurements

As of September 30, 2013 and December 31, 2012, we do not have any financial assets or liabilities that are required to be, or that we elected to measure, at fair value.

We comply with the authoritative guidance for fair value provisions applicable to nonfinancial assets and nonfinancial liabilities. Our assets and liabilities that are subject to these provisions include our intangible assets, consisting of goodwill, client relationships, customer lists, software, technology and trademarks, and our long-lived assets.

We believe that the fair value of our financial instruments, which consist of cash and cash equivalents, accounts receivable, our line of credit, notes payable, and accounts payable approximate their carrying amounts.

Translation of Foreign Financial Statements

The financial statements of the foreign subsidiaries of the Company have been translated into U.S. dollars.  All assets and liabilities have been translated at current rates of exchange in effect at the end of the fiscal period.  Income and expense items have been translated at the average exchange rates for the year or the applicable interim period.  The gains or losses that result from this process are recorded as a separate component of other accumulated comprehensive income until the entity is sold or substantially liquidated.

Goodwill

Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets.  Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) related to changes in the cumulative foreign currency translation adjustment.

Intangible Assets

Intangible assets consist of client relationships, customer lists, software, technology and trademarks that are initially measured at fair value.  The trademarks have an indefinite life and are not amortized. The trademarks are assessed annually for impairment, or whenever conditions indicate the asset may be impaired, and any such impairment will be recognized in the period identified. The client relationships, customer lists, software and technology are amortized over their estimated useful lives.

Advance Postage Fees

In the past, the Company required that each client deposit a postage fee advance for annual report services.  The amount was held until the client canceled the service and the Company reimbursed the amount deposited; yet the Company is still holding amounts from prior contracts.  Advance postage fees of $823,320 are included in accrued expenses at September 30, 2013.  There were no amounts accrued at December 31, 2012.

Advertising

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Stock-based compensation

We account for stock-based compensation under the authoritative guidance for stock compensation. The authoritative guidance for stock compensation requires that companies estimate the fair value of share-based payment awards on the date of the grant using an option-pricing model. The cost is to be recognized over the period during which an employee is required to provide service in exchange for the award. Included in the determination of the fair value under the option model are highly subjective assumptions regarding expected dividend yields, prior volatility, risk free rate of interest, and the expected life of options.  The authoritative guidance for stock compensation also requires the benefit of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow, rather than as an operating cash flow as prescribed under previous accounting rules. This requirement reduces net operating cash flows and increases net financing cash flows in periods when the award is exercised.

The Company recognized stock based compensation expense of $66,346 and $61,255 during the three-month periods ended September 30, 2013 and 2012, respectively.  The Company recognized stock based compensation expense of $222,439 and $327,858 during the nine-month periods ended September 30, 2013 and 2012, respectively.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income ("ASU 2013-02"), which is intended to improve the reporting of reclassifications out of accumulated other comprehensive income.  The ASU requires an entity to report, either on the face of the income statement or in the notes to the financial statements, the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in the income statement if the amount being reclassified is required to be reclassified in its entirety to net income.  For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other required disclosures that provide additional detail about those amounts.  Effective January 1, 2013, the Company adopted ASU 2013-02. The adoption of the standard did not have an impact on the consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists ("ASU 2013-11"). ASU 2013-11 is effective for the first interim or annual period beginning on or after December 15, 2013 with early adoption permitted. ASU 2013-11 amends ASC Topic 740, Income Taxes, to provide guidance and reduce diversity in practice on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. Except for the changes, if any, in the Company's presentation, the initial application of the standard is not expected to significantly impact the Company.

Note 3:    Intangible Assets

Acquisition of Precision IR Group, Inc.

On August 22, 2013, the Company and PrecisionIR Group Inc., a Delaware corporation (“PrecisionIR” or “PIR”) entered into and consummated an Agreement and Plan of Merger (the “Acquisition Agreement”). Under the terms of the Acquisition Agreement, the Company paid $3,450,000 to certain debtors of PIR as full consideration to acquire all of the outstanding shares of PIR (the “Acquisition”).

During the quarter ended September 30, 2013, the Company employed a third party valuation firm to assist in determining the assumptions for the preliminary purchase price allocation of assets and liabilities acquired from PIR as set forth in the tables below.  The income approach was used to determine the value of the PIR’s trademarks and client relationships. The income approach determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. Projected cash flows for each asset considered multiple factors, including current revenue from existing customers; analysis of expected revenue and attrition trends; reasonable contract renewal assumptions from the perspective of a marketplace participant; expected profit margins giving consideration to marketplace synergies; and required returns to contributory assets. The cost approach was used to determine the value of PIR’s fixed assets, customer list, and software.  The cost approach is based on replacement cost as an indicator of value. It assumes that a prudent investor would pay no more for an asset than the amount for which it could be replaced new. Further, to the extent a particular asset provides less utility than a new one, its value will be less than its replacement cost new. To account for this difference, the replacement cost new is adjusted for losses in value, that is, depreciated.

The transaction resulted in recording intangible assets and goodwill at a fair value of $5,479,692 as follows:

Total Consideration	$3,450,000
Plus: Liabilities assumed in excess of tangible assets	2,029,692
Total fair value of PIR intangible assets and goodwill	$5,479,692

Allocation of PIR intangible assets and goodwill:
Amortizable intangible assets	$3,300,000
Trademarks	720,000
Goodwill	1,459,692
Total fair value of PIR intangible assets and goodwill	$5,479,692

The tangible assets and liabilities acquired were as follows:

Cash	$271,602
Accounts receivable	1,405,208
Prepaid expenses and other assets	366,876
Furniture, equipment, and improvements	297,076
Deposits	10,283
Total assets	2,351,045
Accounts payable and accrued expenses	(1,790,133)
Deferred revenue	(1,452,780)
Net tax liabilities	(1,137,824)
Total liabilities	(4,380,737)
Liabilities assumed in excess of tangible assets	$2,029,692

The identifiable amortizable intangible assets created as a result of the acquisition will be amortized straight line over it’s estimated useful life as follows:

	Asset Amount	Useful Life (years)
Client relationships	$1,480,000	7
Customer list	1,270,000	3
Software	550,000	3
	$3,300,000

Select Pro-Forma Financial Information (Unaudited)

The following represents our unaudited condensed pro-forma financial results as if the Acquisition with PIR and the Company had occurred as of January 1, 2012. Unaudited condensed pro-forma results are based upon accounting estimates and judgments that we believe are reasonable. The condensed pro-forma results are not necessarily indicative of the actual results of our operations had the acquisitions occurred at the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

	Nine Months Ended
	September 30,
	2013	2012

Revenues	$12,288,244	$13,826,544
Net Income	$839,595	$738,101
Basic earnings per share	$0.43	$0.39
Diluted earnings per share	$0.41	$0.38

Acquisition of SEC Compliance Services

The Company acquired rights to all customer contracts of privately held SEC Compliance Services, Inc. (“SECCS”) on January 4, 2012.  The purchase price of $425,000 consisted of cash proceeds of $285,000 and 70,000 shares of common stock with a value of $140,000 based on the Company’s stock price of $2.00 per share on the close of business on January 4, 2012. The Company borrowed $275,000 from its line of credit to finance the transaction. The Company is amortizing the purchase price of $425,000 over its estimated useful life of five years.

Note 4:    Stockholders’ Equity

Preferred Stock

On March 26, 2012, the Company filed a Certificate of Amendment to the Certificate of Designation for the Series A and B Convertible Preferred Stock (the “Amendment”).  Under the terms of the Amendment, the Series A and Series B Designations were removed.  As a result, at March 31, 2012, the Company has 30,000,000 shares of Preferred Stock authorized, with no shares designated, issued, or outstanding.  On June 29, 2012, the shareholders of the Company approved a reduction in the par value of the Preferred Stock from $1.00 per share to $0.001 per share, which became effective on July 16, 2012.

Common Stock

As discussed in Note 3, the Company issued 70,000 shares of common stock with a value of $140,000 to the former shareholders of SECCS on January 4, 2012 as part of the consideration given for the purchase of assets obtained from SECCS.

Restricted Common Stock

On April 2, 2012, the Company issued grants for a total of 95,000 restricted shares of the Company’s common stock (the “Awards”) to its executive officers and certain other employees.  The Awards vest over periods up to two years as stated in the Award Agreements, and will accelerate in the event of a Corporate Transaction, as such term is defined in the Award Agreements. In the event a grantee’s relationship with the Company is terminated for any reason, vesting will immediately cease. These Awards are not part of the 2010 Equity Incentive Plan.

Dividends

The Company paid cash dividends of $270,590 to holders of shares of common stock during the year ended December 31, 2012.   The Company has paid cash dividends to holders of common stock during the nine months ended September 30, 2013 of $117,286.

Note 5:    Stock Options

The following table summarizes information about stock options outstanding and exercisable at September 30, 2013:

	Options Outstanding			Options Exercisable
Exercise Price Range	Number	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number
$0.01 - $1.00	27,300	8.31	$0.01	27,300
$1.01 - $2.00	16,750	7.65	$1.73	16,750
$2.01 - $3.00	111,276	6.46	$2.41	72,526
$3.01 - $4.00	20,800	8.50	$3.33	20,800
$4.01 - $8.00	60,000	9.99	$7.76	3,751
$8.01 - $8.25	40,000	4.89	$8.25	2,500
Total	276,126	7.41	$4.21	143,627

Note 6:    Income taxes

During the three and nine-month periods ended September 30, 2013, the Company recorded income tax expense of $72,294 and $475,294, respectively.  During the three and nine-month periods ended September 30, 2012, the Company recorded income tax expense of $137,000 and $123,500, respectively.  As of September 30, 2013, the Company has recorded a short-term deferred tax asset of $264,000 and a deferred tax liability of $2,201,150, primarily resulting from deferred tax liabilities assumed from the Acquisition.

Note 7:    Operations and Concentrations

For the three and nine-month periods ended September 30, 2013 and 2012, we earned revenues (as a percentage of total revenues) in the following categories:

	Three months ended		Nine months ended
	September 30,		September 30,
Revenue Streams	2013	2012	2013	2012
Disclosure management	40.8%	75.4%	59.8%	67.3%
Shareholder communications	54.7%	20.6%	35.2%	28.0%
Software licensing	4.5%	4.0%	5.0%	4.7%
Total	100.0%	100.0%	100.0%	100.0%

No customers accounted for more than 10% of the operating revenues during the three or nine-month periods ended September 30, 2013 or 2012.  We did not have any customers that comprised more than 10% of our total accounts receivable balances at September 30, 2013 or December 31, 2012.

We do not believe we had any financial instruments that could have potentially subjected us to significant concentrations of credit risk. A portion of our revenues are paid at the beginning of the month via credit card or in advance by check, the remaining accounts receivable amounts are generally due within 30 days, none of which is collateralized.

Note 8:    Line of Credit

Effective April 30, 2013, the Company renewed it’s line of credit and increased the amount of funds available to 75% of eligible accounts receivable, as defined in the line of credit agreement, up to a maximum of $2,000,000. The interest rate was also reduced to Libor plus 3.5%.   The Company borrowed $500,000 during the three-month period ended September 30, 2013 to partially finance the Acquisition of PIR, and owed $500,000 on the line of credit as of September 30, 2013.  As of September 30, 2013, the Company had approximately $355,000 remaining for future borrowings under the line of credit based on the calculation of eligible accounts receivable.

Note 9:    Long Term Debt

On August 22, 2013, in connection with and to partially fund the Acquisition and simultaneously with the Acquisition of PIR as discussed in Note 3, the Company entered into a Securities Purchase Agreement   (the “8% Note Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Note”) with Red Oak Partners LP (“Red Oak”). The 8% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on September 30, 2013, at a rate of 8% per year. The 8% Note will mature on August 22, 2015. If event of default occurs pursuant to the terms of the 8% Note, the interest rate immediately increases to 18%.  The 8% Note is secured by all of the assets of the Company and is subordinated to the Company’s obligations to its primary financial institution.

Beginning immediately upon the date of issuance, Red Oak or its assignees may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits.  On the date the Company entered into the 8% Note Purchase Agreement, the Company’s stock price was $8.20 per share, and therefore the Company assigned a value of $2,500,000 to the common stock conversion feature and recorded this as debt discount and additional paid in capital.  This instrument also created a deferred tax liability of $1,000,000 that reduced the value recorded as additional paid in capital, and therefore the net amount recorded to stockholders' equity was $1,500,000.  The debt discount of $2,500,000 will be amortized over the two-year life of the loan as non-cash interest expense.

Additionally, as part of the 8% Note Purchase Agreement, the Company granted Red Oak certain registration rights.  Specifically, the Company has agreed, within six months following the closing of the purchase and sale of the 8% Note (“Closing Date”), to file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares issuable upon conversion of the 8% Note. The Company agreed to use its best efforts to have the registration statement declared effective by the SEC no later than eight months following the Closing Date.  If the Company fails to satisfy the filing deadline or the effectiveness deadline, the Company will pay to Red Oak or its assigns an amount of cash equal to 0.75% of the amount paid for such holder’s 8% Note on (i) the date of the filing failure and on every thirtieth day thereafter until the filing failure is cured and (ii) the date of the effectiveness failure and on every thirtieth day thereafter until the effectiveness failure is cured.  Furthermore, in connection with the 8% Note Purchase Agreement, a partner of Red Oak was appointed to the Company’s Board of Directors.

During the three and nine-month periods ended September 30, 2013, the Company recorded non-cash interest expense of $134,408 and cash interest expense of $21,739 related to the 8% Note.

Note 10:   Geographic Operating Information

We consider ourselves to be in a single reportable segment under the authoritative guidance for segment reporting, specifically a disclosure management and targeted communications company for publically traded companies.    Revenue is attributed to a particular geographic region based on where the services are earned. The following tables set forth revenues by domestic versus international regions:

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Geographic region
North America	$1,756,446	$1,215,511	$4,891,859	$3,120,544
Europe	346,385	-	346,385	-
Total revenues	$2,102,831	$1,215,511	$5,238,244	$3,120,544

ISSUER DIRECT CORPORATION
Morrisville, North Carolina

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Issuer Direct Corporation
Morrisville, North Carolina

We have audited the accompanying consolidated balance sheets of Issuer Direct Corporation and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Issuer Direct Corporation and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
February 28, 2013

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2012 AND 2011

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,250,643	$862,386
Accounts receivable (net of allowance for doubtful accounts of $117,030 and $125,987, respectively)	544,684	361,191
Deferred project costs	-	76,106
Deferred income tax asset – current	49,000	135,000
Other current assets	38,710	35,093
Total current assets	1,883,037	1,469,776
Furniture, equipment and improvements, net	55,611	66,611
Deferred income tax asset – noncurrent	159,000	64,000
Other long-term assets	12,069	22,074
Intangible assets (net of accumulated amortization of $187,666 and $79,166, respectively)	431,529	109,029
Total assets	$2,541,246	$1,731,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$62,886	$103,566
Accrued expenses	37,347	39,324
Income taxes payable	226,406	-
Accrued litigation	-	130,000
Deferred revenue	112,906	177,708
Line of credit	150,000	-
Total current liabilities	589,545	450,598
Other long-term liabilities	105,554	69,287
Total liabilities	695,099	519,885
Commitments and contingencies (see Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2012 and 2011.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,937,329 and 1,752,175 shares issued and outstanding as of December 31, 2012 and 2011, respectively	1,937	1,752
Additional paid-in capital	2,070,369	1,741,744
Accumulated deficit	(226,159)	(531,891)
Total stockholders' equity	1,846,147	1,211,605
Total liabilities and stockholders’ equity	$2,541,246	$1,731,490

The accompanying notes are an integral part of these consolidated financial statements.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2012	2011

Revenues	$4,305,566	$3,228,099
Cost of services	1,501,158	1,391,967
Gross profit	2,804,408	1,836,132
Operating costs and expenses:
General and administrative	1,309,166	965,159
Sales and marketing	799,760	361,641
Litigation	-	206,263
Depreciation and amortization	138,349	54,704
Total operating costs and expenses	2,247,275	1,587,767
Operating income	557,133	248,365
Interest income (expense), net	(401)	12,711
Net income before taxes	556,732	261,076
Income tax expense	(251,000)	(21,800)
Net income	$305,732	$239,276
Income per share – basic	$0.16	$0.14
Income per share – diluted	$0.15	$0.14
Weighted average number of common shares outstanding – basic	1,902,921	1,757,329
Weighted average number of common shares outstanding – diluted	1,978,617	1,770,078

The accompanying notes are an integral part of these consolidated financial statements.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2010	1,768,531	$1,769	$1,677,128	$(771,167)	$907,730
Repurchase and retirement of treasury shares	(16,356)	(17)	(36,528)	—	(36,545)
Stock-based compensation expense	—	—	101,144	—	101,144
Net income	—	—	—	239,276	239,276
Balance at December 31, 2011	1,752,175	1,752	1,741,744	(531,891)	1,211,605
Issuance of shares for acquisition of customer list from SEC Compliance Services, Inc. (“SECCS”)	70,000	70	139,930	—	140,000
Stock-based compensation expense	95,000	95	415,780	—	415,875
Exercise of stock options, net of tax	20,154	20	43,505	—	43,525
Dividends			(270,590)		(270,590)
Net income	—	—	—	305,732	305,732
Balance at December 31, 2012	1,937,329	$1,937	$2,070,369	$(226,159)	$1,846,147

The accompanying notes are an integral part of these consolidated financial statements.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2012	2011
Cash flows from operating activities
Net income	$305,732	$239,276
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	65,327	121,949
Depreciation and amortization	138,349	54,704
Deferred income taxes	(9,000)	21,800
Excess tax benefit from share based compensation	(11,000)	-
Stock-based expenses	415,875	101,144
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(248,820)	(307,804)
Decrease (increase) in deferred project costs and other assets	72,494	(101,116)
Increase (decrease) in accounts payable	(40,680)	37,996
Increase (decrease) in deferred revenue	(64,802)	126,326
Increase (decrease) in accrued expenses	130,696	183,883
Net cash provided by operating activities	754,171	478,158

Cash flows from investing activities
Purchase of intangible assets	(281,000)	(40,000)
Purchase of furniture, equipment, and improvements	(18,849)	(43,940)
Net cash used by investing activities	(299,849)	(83,940)

Cash flows from financing activities
Repurchase of common stock	-	(36,545)
Proceeds from exercise of stock options, net of taxes	43,525	-
Payment of dividend	(270,590)	-
Excess tax benefit from share based compensation	11,000	-
Advance from line of credit	275,000	-
Repayment on line of credit	(125,000)	-
Net cash used by financing activities	(66,065)	(36,545)

Net change in cash	388,257	357,673
Cash – beginning	862,386	504,713
Cash – ending	$1,250,643	$862,386

Supplemental disclosures:
Cash paid for interest	$12,034	$28
Cash paid for income taxes	$22,594	$—

The accompanying notes are an integral part of these consolidated financial statements.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 1:	Description, Background and Basis of Operations

Nature of Operations

Issuer Direct Corporation (the “Company” or “Issuer Direct”) was incorporated in the state of Delaware in October 1988 under the name Docucon Inc. Subsequent to the December 13, 2007 merger with My EDGAR, Inc., the Company changed its name to Issuer Direct Corporation.The surviving company was formed for the purposes of helping companies produce and distribute their financial and business communications both online and in print. As an issuer services focused company, Issuer Direct Corporation operates under several brands in the market, including Direct Transfer, New York Stock Transfer, iProxy Direct, iFund Direct, iR Direct, QX Interactive, and Issuer Services Group. The Company leverages its securities compliance and regulatory expertise to provide a comprehensive set of services that enhance a client's ability to communicate effectively with its shareholder base while meeting all reporting regulations required.

Note 2:	Summary of Significant Accounting Policies

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Direct Transfer LLC, and QX Interactive LLC.  Significant intercompany accounts and transactions are eliminated in consolidation.

Common Stock Split

On October 31, 2011, the Company effected a one-for-ten reverse stock split to shareholders of record as of October 31, 2011.  All share and per share information has been retroactively adjusted to reflect the stock split. The number of authorized shares of the Company's common stock and its par value remain unchanged. Outstanding stock incentive awards are adjusted to give effect to the reverse split and the shares available for future grants will be proportionately reduced.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (FDIC) covers $250,000 for substantially all depository accounts and temporarily provides unlimited coverage through December 31, 2012 for certain qualifying and participating non-interest bearing transaction accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. As of December 31, 2012, the Company had $458,372 which exceeds these insured amounts.

Revenue Recognition

We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition,” which requires that: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. We recognize revenue when services are rendered or delivered, where collectability is probable.   Deferred revenue primarily consists of upfront payments for annual service contracts, and is recognized throughout the year as the services are performed.

Deferred Costs

For all customer sales arrangements in which we defer the recognition of revenue, we also defer the associated costs, such as the personnel or expenses incurred with third parties to perform the services.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. The range of estimated useful lives used to calculate depreciation for principal items of property and equipment are as follow:

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Asset Category	Depreciation / Amortization Period
Furniture, fixtures and equipment	3 to 5 years
Computer equipment and purchased software	3 years
Machinery and equipment	3 to 5 years
Leasehold Improvements	Lesser of 7 years or the lease term

Earnings per Share

We calculate earnings per share in accordance with the authoritative guidance for earnings per share, which requires that basic net income per common share be computed by dividing net income for the period by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares, such as convertible preferred stock, outstanding during the period.  Shares issuable upon the exercise of stock options totaling 323,500 and 130,000, respectively, were included in the computation of diluted earnings per common share during the years ended December 31, 2012, and 2011.

Allowance for Doubtful Accounts

We provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. The allowance is made up of specific reserves, as deemed necessary, on client account balances, and a reserve based on our historical experience.  The following is a summary of our allowance for doubtful accounts during the years ended December 31, 2012 and 2011:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Beginning balance	$125,987	$56,024
Bad Debt Expense	65,327	121,949
Write-offs	(74,284)	(51,986)
Ending Balance	$117,030	$125,987

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

We comply with the authoritative guidance for accounting for income taxes which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.  For any uncertain tax positions, we recognize the impact of a tax position, only if it is more likely than not of being sustained upon examination, based on the technical merits of the position. Our policy regarding the classification of interest and penalties is to classify them as income tax expense in our financial statements, if applicable.  The tax returns for the prior three years are generally subject to review by federal and state taxing authorities.

Impairment of Long-lived Assets

In accordance with the authoritative guidance for accounting for long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.   Goodwill is tested for impairment annually or whenever events indicate that the asset may be impaired.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Fair Value Measurements

As of December 31, 2012 and 2011, we do not have any financial assets or liabilities that are required to be, or that we elected to measure, at fair value.

We believe that the fair value of our financial instruments, which consist of cash and cash equivalents, accounts receivable, our line of credit, and accounts payable approximate their carrying amounts.

Stock-based compensation

We account for stock-based compensation under the authoritative guidance for stock compensation. The authoritative guidance for stock compensation requires that companies estimate the fair value of share-based payment awards on the date of the grant using an option-pricing model. The cost is to be recognized over the period during which an employee is required to provide service in exchange for the award. The authoritative guidance for stock compensation also requires the benefit of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow, rather than as an operating cash flow as prescribed under previous accounting rules. This requirement reduces net operating cash flows and increases net financing cash flows in periods subsequent to adoption, only if excess tax benefits exist.

Recent Accounting Pronouncements

On July 27, 2012, the FASB issued ASU No. No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The ASU simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. The amendments allow an organization the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. Under former guidance, an organization was required to test an indefinite-lived intangible asset for impairment on at least an annual basis by comparing the fair value of the asset with its carrying amount. The amendments in this ASU are effective for annual and interim tests performed for fiscal years beginning after September 15, 2012, early adoption is permitted. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Note 3:	Furniture, Equipment, and Improvements

	December 31,
	2012	2011
Computers & equipment	$97,482	$83,708
Furniture	27,479	25,978
Leasehold improvements	25,358	21,783
Total fixed assets, gross	150,319	131,469
Less: Accumulated depreciation	(94,708)	(64,858)
Total fixed assets, net	$55,611	$66,611

Depreciation expense for the years ended December 31, 2012 and 2011 totaled $29,850 and $30,704, respectively.

Note 4:	Goodwill and Other Intangible Assets

The components of goodwill and intangible assets are as follows:

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer lists	$500,000	$(128,333)	$371,667
Customer relationships-noncontractual	25,000	(25,000)	-
Proprietary software	51,000	(34,333)	16,667
Goodwill	43,195	—	43,195
Total intangible assets	$619,195	$(187,666)	$431,529

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer lists	$70,000	$(31,666)	$38,334
Customer relationships-noncontractual	25,000	(22,500)	2,500
Proprietary software	50,000	(25,000)	25,000
Goodwill	43,195	—	43,195
Total intangible assets	$188,195	$(79,166)	$109,029

Goodwill

At December 31, 2012 and 2011, our recorded goodwill totaled $43,195, which was solely related to our acquisition of Basset Press in July 2007.   We conducted our 2012 annual impairment analysis during the third quarter of 2012 and determined that our goodwill was not impaired.

Intangible Assets

In July 2007, as part of the Basset Press acquisition, we acquired $105,000 of identifiable intangible assets including $30,000 for customer lists, $25,000 for non-contractual customer relationships, and $50,000 for proprietary software or intellectual property.  These assets have been amortized over their useful lives of five or six years.  In June 2011, we acquired the rights to the customers of Edgar Tech Filing Services for $40,000. This asset has been recorded as a customer list and is being amortized over an estimated useful life of five years.  The Company acquired rights to all customer contracts of privately held SEC Compliance Services, Inc. (“SECCS”) on January 4, 2012.  The purchase price of $425,000 consisted of cash proceeds of $285,000 and 70,000 shares of common stock with a value of $140,000 based on the Company’s stock price of $2.00 per share on the close of business on January 4, 2012. The Company borrowed $275,000 from its line of credit to finance the transaction. The Company is amortizing the purchase price of $425,000 over its estimated useful life of five years.

We conducted our annual impairment analyses during the third quarters of 2012 and 2011 and determined that no intangible assets were impaired.

The amortization of intangible assets is a charge to operating expenses and totaled $108,500 and $24,000 in the years ended 2012 and 2011, respectively.

The future amortization of the identifiable intangible assets is as follows:

Years Ending December 31:
2013	$102,333
2014	102,334
2015	94,000
2016	89,333
2017	334
Total	$388,334

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 5:	Line of Credit

On November 5, 2012, the Company renewed their working capital line of credit (the “Line of Credit”), and increased the amount available from $450,000 to $500,000.  The Line of Credit has an interest rate equal to the 30 day LIBOR rate plus 4.5%, and therefore was 6.6% at December 31, 2012.  The Line of Credit has a twelve month term and is renewable annually.  No amounts were outstanding on the Line of Credit as of December 31, 2011.  During the year ended December 31, 2012, the Company borrowed $275,000 under the Line of Credit as part of the purchase of the customer list from SECCS, and repaid $125,000 during the year.  Therefore, the amount owed on the Line of Credit as of December 31, 2012 was $150,000.

Note 6:	Preferred stock and common stock

On October 31, 2011, the Company effected a one-for-ten reverse stock split to shareholders of record as of October 31, 2011.  All share and per share information has been retroactively adjusted to reflect the stock split. The number of shares of the Company's common stock and its par value remain unchanged. Outstanding stock incentive awards are adjusted to give effect to the reverse split and the shares available for future grants will be proportionately reduced.

On March 26, 2012, the Company filed a Certificate of Amendment to the Certificate of Designation for the Series A and B Convertible Preferred Stock (the “Amendment”).  Under the terms of the Amendment, the Series A and Series B Designations were removed.  As a result, at December 31, 2012, the Company has 30,000,000 shares of Preferred Stock authorized, with no shares designated, issued, or outstanding.  On June 29, 2012, the shareholders of the Company approved a reduction in the par value of the Preferred Stock from $1.00 per share to $0.001 per share, which became effective on July 16, 2012.

The Company paid cash dividends of $270,590 to holders of shares of common stock during the year ended December 31, 2012.  No dividends were paid during the year ended December 31, 2011.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

During years ended December 31, 2012 and 2011, changes in the shares of our common stock outstanding are as follows:

	Year ended December 31, 2012	Year ended December 31, 2011
Balance at beginning of year	1,752,175	1,768,531
Repurchase and retirement of shares (1)	—	(16,356)
Issuance of common stock for services (2)	95,000	—
Issuance of shares for acquisition of customer list from SECCS (3)	70,000	—
Shares issued upon exercise of stock options	20,154	—
Balance at end of year	1,937,329	1,752,175

1.	Repurchase and retirement of treasury shares:

Year ended December 31, 2011

●	During the year ended December 2011, the Company purchased a total of 16,356 shares from shareholders in both private transactions and in the open market for proceeds of $36,545.

2.	Shares issued for services for services:

Year ended December 31, 2012

●
On April 2, 2012, the Company issued grants for a total of 95,000 restricted shares of the Company’s common stock (the “Awards”) to its executive officers and certain other employees.  The Awards vest over periods up to two years as stated in the Award Agreements, and will accelerate in the event of a Corporate Transaction, as such term is defined in the Award Agreements. In the event a grantee’s relationship with the Company is terminated for any reason, vesting will immediately cease. These Awards are not part of the 2010 Equity Incentive Plan.

3.	Issuance of shares for acquisition of customer list of SECCS.

Year ending December 31, 2012

●
As discussed in Note 4, the Company issued 70,000 shares of common stock with a value of $140,000 to the former shareholders of SECCS on January 4, 2012 as part of the consideration given for the purchase of assets obtained from SECCS.

Note 7:	Employee Stock Options

On August 9, 2010, the shareholders of the Company approved the 2010 Equity Incentive Plan (the “Plan”).  Under the terms of the Plan, 150,000 shares of the Company’s common stock are authorized for the issuance of stock options and restricted stock.  The Plan also provides for an automatic annual increase in the number of authorized shares of common stock issuable beginning in fiscal 2011 equal to the lesser of (a) 2% of shares outstanding on the last day of the immediate preceding fiscal year, (b) 50,000 shares, or (c) such lesser number of shares as the Company’s Board of Directors shall determine, provided, however, in no event shall the maximum number of shares that may be issued under the Plan pursuant to stock awards be greater than 15% of the aggregate shares outstanding on the last day of the immediately preceding fiscal year.  With the automatic increases, there were 220,416 shares of common stock on January 1, 2012.  On January 20, 2012, the Company’s Board of Directors approved an increase in the number of shares authorized under the Plan from 220,416 to 420,416.This increase was ratified by the shareholders of the Company on June 29, 2012.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

The following is a summary of stock options issued during the year ended December 31, 2012 and 2011:

	Number of Options Outstanding	Range of Exercise Price	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at December 31, 2010	100,000	$2.10 - $2.32	$2.13	$16,700
Options granted	30,000	$1.70 - $2.30	$1.82	$13,240
Options forfeited	(2,500)	$1.70 - $2.10	$1.78	$1,175
Balance at December 31, 2011	127,500	$1.70 - $2.32	$2.07	$24,590
Options granted	196,000	$0.01 - $3.33	$1.37	$370,750
Options exercised	(25,154)	$1.70 - $2.10	$2.04	$35,661
Options expired or cancelled	(70,000)	$0.01	$0.01	$226,800
Options forfeited	(7,750)	$1.70 - $3.33	$2.45	$6,438
Balance at December 31, 2012	220,596	$0.01 - $3.33	$2.09	$257,835

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (i.e. the aggregate difference between the closing price of our common stock on December 31, 2012 and 2011 of  $3.25 and $2.25, respectively, and the exercise price for in-the-money options) that would have been received by the holders if all instruments had been exercised on December 31, 2012 and 2011.   As of December 31, 2012, there was $147,922 of unrecognized compensation cost related to our unvested stock options, which will be recognized through 2014.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2012:

	Options Outstanding		Options Exercisable
Exercise Price	Number	Weighted Average Remaining Contractual Life (in Years)	Number
$0.01	35,000	9.05	35,000
$1.70	15,000	8.40	15,000
$1.87	3,000	8.40	3,000
$2.10	57,596	7.61	35,096
$2.30	15,000	8.97	15,000
$2.31	16,500	7.61	16,500
$2.81	45,000	5.06	10,000
$3.00	5,000	9.75	5,000
$3.33	28,500	9.25	0
Total	220,596	7.74	134,596

Of the 220,596 stock options outstanding, 151,596 are non-qualified stock options.  All of the options have been registered with the SEC.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

The fair value of common stock options issued during the year ended December 31, 2012 and 2011 were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

	Year ended December 31, 2012	Year ended December 31, 2011
Expected dividend yield	0%	0%
Expected stock price volatility	131%	157%
Weighted-average risk-free interest rate	0.98%	1.81%
Weighted-average expected life of options (in years)	5.5	5.4

During the year ended December 31, 2012 and 2011, we recorded expense of $246,134 and $101,144, respectively, related to these stock options.

Note 8:	Commitments and Contingencies

Office Lease

In August 2010, we signed a six year and two month lease for 16,059 square feet for our corporate headquarters in Morrisville, NC.  At our option, we may terminate the lease anytime after October 31, 2014 in exchange for an early termination fee of $135,000.  If we do not terminate the lease early, our required minimum lease payments are as follows:

Year Ended December 31:
2013	137,589
2014	141,428
2015	144,411
2016	123,336
Thereafter	—
Total	$546,764

Rental expenses associated with our office leases totaled $155,822 and $153,585 for the years ended December 31, 2012 and 2011, respectively.

Litigation

On June 24, 2011, Kinder Investments, LP (“Kinder”), a former holder of five shares of the Company’s Series A preferred stock, sued the Company, its current officers and directors, and it’s outside legal counsel, claiming the Company falsely forced the redemption of Kinder’s preferred stock without paying $1,075,000 in accumulated dividends and other amounts it believed was due.  The Company believed the claims were without merit and retained legal counsel and disputed the claims.  The Company settled the litigation on February 22, 2012 on favorable terms without admitting any liability.  The Company recorded litigation expense of $206,263 during the year ended December 31, 2011, of which $130,000 was recorded as an accrued liability at December 31, 2011. All amounts were paid during the first three months of fiscal 2012, and therefore there was no accrual as of December 31, 2012.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 9:	Concentrations

For the years ended December 31, 2012 and December 31, 2011, we generated revenues from the following revenue streams as a percentage of total revenue:

	2012		2011
	Amount	Percentage	Amount	Percentage
Revenue Streams
Compliance and reporting services	$2,530,127	58.8%	$1,632,889	50.6%
Printing and financial communication	561,802	13.0%	536,912	16.6%
Fulfillment and distribution	554,957	12.9%	639,578	19.8%
Software licensing	189,245	4.4%	86,389	2.7%
Transfer agent services	469,435	10.9%	332,331	10.3%
Total	$4,305,566	100.0%	$3,228,099	100.0%

We did not have any customers during the years ended December 31, 2012 or 2011 that accounted for more than 10% of our revenue. We did not have any customers that comprised more than 10% of our total accounts receivable balances at December 31, 2012 or 2011.

We believe we do not have any financial instruments that could have potentially subjected us to significant concentrations of credit risk. Since a portion of the revenues are paid at the beginning of the month via credit card or advance by check, the remaining accounts receivable amounts are generally due within 30 days, none of which is collateralized.

Note 10:	Income Taxes

At December 31, 2011, we had a Federal net operating loss carry forward of approximately $6,000 which was fully utilized in the year end December 31, 2012.

The provision (benefit) for income taxes consisted of the following components for the years ended December 31:

	2012	2011
Current:
Federal	$221,000	$—
State	39,000	—
Total Current	260,000	—
Deferred:
Federal	(8,000)	105,000
State	(1,000)	19,000
Total Deferred	(9,000)	124,000
Valuation Allowance	—	(102,200)
Total provision (benefit) for income taxes	$251,000	$21,800

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

	2012	2011
Federal statutory tax rate	34.0%	34.0%
State tax rate	6.0%	6.0%
Permanent difference	5.6%	7.1%
Other	(0.5)%	0.4%
	45.1%	47.5%
Change in valuation allowance	-	(39.1%)
Total	45.1%	(8.4%)

Components of net deferred income tax assets, including a valuation allowance, are as follows at December 31:

	2012	2011
Current:
Net operating loss carryforward	$—	$2,000
Deferred revenue	45,000	71,000
Allowance for doubtful accounts	47,000	50,000
Charitable contributions	—	4,000
Accrued litigation expenses	—	52,000
Stock Options	(28,000)	—
Prepaid Expenses	(15,000)	(44,000
Total current deferred income tax assets	49,000	135,000

Noncurrent:
Stock options	135,000	29,000
Basis difference in intangible assets	46,000	56,000
Basis difference in fixed assets	(22,000)	(21,000)
Total noncurrent deferred income tax assets	159,000	64,000

Total net deferred income tax assets	$208,000	$199,000

The company had no valuation allowance for deferred tax assets as of December 31, 2012 or 2011. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.

The Company has reviewed its tax positions and has determined that it has no significant uncertain positions as of December 31, 2012 or 2011.

PRECISIONIR GROUP, INC.

Richmond, Virginia

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE SIX MONTH PERIODS ENDED JUNE 29, 2013 AND JUNE 30, 2012	F-31

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 29, 2013	F-32

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTH PERIODS ENDED JUNE 29, 2013 AND JUNE 30, 2012	F-33

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-34 - F-37

PRECISIONIR GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE SIX MONTH PERIODS ENDED JUNE 29, 2013 AND JUNE 30, 2012
(Dollars in thousands, except per share amounts)

	2013	2012
Net sales	$5,645	$7,451

Cost of goods sold	1,669	2,060

Gross profit	3,976	5,391

Selling, general and administrative expenses	3,443	4,899
Stock compensation expense	18	27
Depreciation and amortization	401	478
	3,862	5,404

Income (loss) before other income (expense) and income taxes	114	(13)

Other income (expense)
Net Interest expense	(368)	(253)
Management fee	(405)	(323)
Intangible asset and goodwill impairment losses	-	(8,290)
Loss on foreign currency exchange	(45)	(38)
	(818)	(8,904)

Loss from continuing operations, before income taxes	(704)	(8,917)

Income tax benefit	-	41

Loss from continuing operations, net of income taxes	(704)	(8,876)

Discontinued operations	22	104

Net loss	(682)	(8,772)
Other comprehensive loss
Foreign currency translation adjustment	(72)	(199)

Comprehensive loss	$(754)	(8,971)

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 29, 2013
 (Dollars in thousands, except per share amounts)

June 29, 2013
ASSETS
Current assets
Cash	$1,048
Accounts receivable after allowance for doubtful accounts of $312	1,904
Prepaid expenses and other current assets	452
Total current assets	3,404

Property and equipment, net	296
Other assets
Other receivables	72
Intangible assets	2,030
Goodwill	1,567
3,965
$7,369

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Current maturities of notes payable and long-term debt	$6,343
Accounts payable	498
Advance postage fees	803
Other current liabilities	3,369
Total current liabilities	11,013

Deferred income taxes	282
Dividends payable	3,195
Deferred rent	65

Stockholders' equity (deficit)
Common stock, $.01 par value: 8,500,000 shares authorized, 3,403,340 issued and outstanding	34
Preferred stock, 15% Series A and B cumulative convertible preferred stock; par value $.01; authorized Series A and B of 3,100,000 and 1,100,000 shares, respectively; issued and outstanding Series A and B of 2,794,699 and 282,224 shares, respectively; aggregate liquidation preference of $15,195	31
Additional paid-in capital	34,501
Other accumulated comprehensive loss	(111)
Accumulated deficit	(41,641)
(7,186)
$7,369

See accompanying notes to consolidated financial statements

PRECISIONIR GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED JUNE 29, 2013 AND JUNE 30, 2012
 (Dollars in thousands, except per share amounts)

	2013	2012
Cash flows from operating activities
Net loss	$(682)	$(8,772)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	403	478
Bad debt expense	43	25
Loss on sale of property and equipment	-	13
Deferred income taxes	56	(274)
Impairment losses	-	8,290
Stock compensation expense	18	27
Change in assets and liabilities:
Accounts receivable	(246)	(73)
Income tax receivable	69	417
Prepaid expense	107	(419)
Other assets	(9)	-
Accounts payable	29	239
Advance postage fees	(20)	49
Other current liabilities	278	(694)
Other liabilities	(4)	37
Payment-in-kind interest on debt	121	31
Discontinued operations assets and liabilities	26	296
Net cash from operating activities	189	(330)

Cash flows from investing activities
Capital expenditures	-	(115)
Net cash from investing activities	-	(115)

Cash flows from financing activities
Borrowings (Repayments) of debt	254	(715)

Net cash from financing activities	254	(715)

Effect of exchange rate changes on cash	(7)	1

Net change in cash	436	(1,159)

Cash at beginning of period	612	1,561

Cash at end of period	$1,048	$402

Supplemental disclosures of cash flow information
Interest paid	$281	$235
Income taxes	20	11

Supplemental disclosures of non-cash financing activities
Preferred stock dividends declared	$499	$432

See accompanying notes to consolidated financial statements

PRECISIONIR GROUP, INC.
 (Dollars in thousands, except per share amounts)

NOTE 1 - DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Basis of Presentation:  The unaudited condensed consolidated interim balance sheet as of June 29, 2013 and statements of comprehensive loss for the six month periods ended June 29, 2013 and June 30, 2012, and statements of cash flows for the six month periods ended June 29, 2013 and June 30, 2012 included herein, in the opinion of the management, include all normal recurring adjustments necessary for a fair presentation of the financial statements. Results of operations reported for the interim periods are not necessarily indicative of results for the entire year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. The interim financial information should be read in conjunction with PrecisionIR Group, Inc’s (the ‘Company”) Audited Financial Statements for the years ended December 31, 2012 and 2011.

Description of Company:  The Company is engaged in providing on-line communication solutions to corporate clients requiring investor relations and web event services.

Principles of Consolidation and Nature of Operations:  The consolidated financial statements of PrecisionIR Group, Inc.  (the “Parent”) include the accounts of PrecisionIR, Inc. (which includes PrecisionIR Webcasting, Inc. and PIR Government Webcasting, Inc.) and the foreign subsidiaries, PrecisionIR Ltd, PrecisionIR AB and WILink (collectively referred to as “subsidiaries”).  All significant intercompany balances and transactions have been eliminated.  Hereafter, both the Parent and subsidiaries will be referred to as “the Company”.

Discontinued Operations:  As a result of the sale of the non-investor relations webcasting business, all corresponding  disclosures have been adjusted to exclude the non-investor relations webcasting business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:  The Company recognizes revenue upon the delivery of services provided to customers or shipment of reports.  In certain instances customers are billed in advance for services provided.  Advance billings are deferred and recorded as revenue in the period in which the related services are completed.  Deferred revenue of $1,443 at June 29, 2013 is included in other current liabilities in the consolidated balance sheet.

Use of Estimates:  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results may differ from those estimates.  Estimates and assumptions that are more susceptible to change in the near term are related to the allowance for doubtful accounts, stock compensation expense and the fair values of intangible assets and goodwill.

Fair Value of Financial Instruments:  The Company's carrying amount for its financial instruments, which include cash, contingent consideration, line of credit and long-term debt approximate fair value.

Fair value is the price that would be received by the Company for an asset or paid by the Company to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Company’s principal or most advantageous market for the asset or liability. Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

PRECISIONIR GROUP, INC.
 (Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The Company accounts for the contingent consideration received from the sale of the Vcall line of business at fair value.  The Company determined the fair value of the contingent consideration based on a discounted cash flow analysis. The future estimated revenue share payments were discounted using a rate that reflects the uncertainty surrounding the expected outcomes, which the Company believes is appropriate and representative of a market participant assumption. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement within the fair value hierarchy.

Cash:  The Company's cash consists of deposit accounts with various domestic and foreign banks.  The first $250 of the deposit accounts with each of the U.S. banks is insured by an agency of the U.S. Government.  Effective January 1, 2013, deposits held in noninterest-bearing accounts are aggregated with any interest bearing deposits, and the combined total is insured up to at least $250.

Accounts Receivable:  The Company sells to customers using credit terms customary in its industry.  Interest is not charged on receivables.  Management establishes a reserve for losses on its accounts based on the credit risk of specific customers, historic loss experience and current economic conditions.  Losses are written off to the reserve when management determines further collection efforts will not produce additional recoveries.

Property, Equipment and Depreciation: Property and equipment acquired are stated at cost.  Major additions and improvements are capitalized and depreciated; maintenance and repairs are charged to expense when incurred.  Upon disposition, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in other income or expense.  Depreciation is provided using the straight-line method on asset lives varying from three to seven years.  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.  These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from undiscounted cash flows.  If impaired, the assets are recorded at fair value.

Income Taxes:  The Company records income tax expense based on the amount of taxes due on its federal and state income tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.  A valuation allowance, if needed, is recorded to reduce deferred tax assets to an amount more likely than not to be realized.  The Company did not record an income tax benefit for income taxes during the six month period ended June 29, 2013, due to the uncertainty that such benefit could be utilized in the future.

Uncertain tax provisions are recognized and measured under provisions in FASB ASC 740.  A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other expense.  The Company did not have any amounts accrued or expensed for interest and penalties as of and for the six month periods ended June 29, 2013 or June 30, 2012.

Translation of Foreign Financial Statements:  The financial statements of the foreign subsidiaries of the Company have been translated into U.S. dollars.  All assets and liabilities have been translated at current rates of exchange in effect at the end of the fiscal period.  Income and expense items have been translated at the average exchange rates for the year.  The gains or losses that result from this process are recorded as a separate component of stockholder's equity until the entity is sold or substantially liquidated.

PRECISIONIR GROUP, INC.
 (Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill:  Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets.  Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified.

Comprehensive Income (Loss):  Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) related to changes in the cumulative foreign currency translation adjustment.

Intangible Assets:  Intangible assets consist of client relationships, customer lists, software, technology and trademarks that are initially measured at fair value.  The trademarks have an indefinite life and are not amortized.  The trademarks are assessed annually for impairment and any such impairment will be recognized in the period identified.  The client relationships, customer lists, software and technology are amortized over their estimated useful lives.

Debt Issue Costs:  Costs incurred in obtaining long-term debt are amortized based on the effective interest method over the life of the corresponding debt.

Advance Postage Fees: The Company requires that each client deposit a postage fee advance for annual report services.  The amount is held until the client cancels the service and the Company reimburses the amount deposited.

Advertising:  The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct-response advertising consists primarily of advertisements that include order forms for the Company's products.  The capitalized costs of the advertising are amortized over the three-month period following the mailing of the order forms.

NOTE 3 - INTANGIBLE ASSETS AND GOODWILL

Intangible assets by major asset type are as follows as of June 29, 2013:

	Gross Carrying Amount	Accumulated Amortization

Trademarks	$959	$-
Client relationships	5,029	(3,958)
Customer lists	2,413	(2,413)
Software and technology	5,086	(5,086)
	$13,487	$(11,457)

For the periods ended June 29, 2013 and June 30, 2012, the Company recorded $280 and $278 of amortization expense.

The trademarks are considered to be an indefinite life intangible and are not amortized but are tested at least annually for impairment.  As a result of annual impairment testing, the Company recorded an impairment loss of $991 for the six month period ended June 30, 2012.

Goodwill is tested for impairment annually.  As a result of the annual impairment tests, the Company recognized an impairment loss of $7,299 for the six month period ended June 30, 2012.  The impairment losses reflects recent financial performance.  The fair value of the reporting unit was estimated using the expected present value of future cash flows.

PRECISIONIR GROUP, INC.
 (Dollars in thousands, except per share amounts)

NOTE 4 - NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following at June 29, 2013:

Lines of credit	$2,394
Term loan A	765
Term loan B	3,184
6,343
Less notes payable and current maturities of long-term debt	(6,343)
$-

NOTE 5 - RELATED PARTY

The Company has a management service agreement with an affiliate of a shareholder of the Company to provide consulting and advisory services for the Company.  The management fee and associated out-of-pocket expenses for these services was $405 and $323 for the periods ended June 29, 2013 and June 30, 2012, respectively.

NOTE 6 – SUBSEQUENT EVENTS

On August 22, 2013, Issuer Direct Corporation purchased all of the outstanding stock of the Company in exchange for cash of $3,450.  The Company entered into a settlement agreement with the Bank of Scotland, who held all of the Notes Payable and the Line of Credit, whereby the Bank of Scotland agreed to accept $2,700 in exchange for all amounts payable for the Notes Payable and Long Term Debt described in Note 4, including any related interest and debt service fees.  The remaining $750 was used to pay all amounts owed to related parties as discussed in Note 5, and therefore the Company had no debt or payments due to related parties as of August 22, 2013.

PRECISIONIR GROUP, INC.
Richmond, Virginia

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

CONTENTS

INDEPENDENT AUDITOR’S REPORT	F-39

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS	F-41

CONSOLIDATED BALANCE SHEETS	F-42

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)	F-43

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-44

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-45 - F-56

CONSOLIDATING INFORMATION

December 31, 2012
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS	F-58

CONSOLIDATING BALANCE SHEET	F-59

December 31, 2011
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS	F-61

CONSOLIDATING BALANCE SHEET	F-62

INDEPENDENT AUDITOR’S REPORT

Board of Directors PrecisionIR Group, Inc. Richmond, Virginia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of PrecisionIR Group, Inc., which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PrecisionIR Group, Inc. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations, is out of compliance with its loan covenants and has an expired credit agreement that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Grand Rapids, Michigan
July 1, 2013

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

Net sales	$13,682	$18,315

Cost of goods sold	3,776	4,931

Gross profit	9,906	13,384

Selling, general and administrative expenses	9,043	12,916
Stock compensation expense	54	119
Depreciation and amortization	915	1,217
	10,012	14,252
Loss before other income (expense) and income taxes	(106)	(868)

Other income (expense)
Interest income	-	2
Interest expense	(567)	(805)
Management fee	(646)	(735)
Intangible asset and goodwill impairment losses (Note 3 and Note 4)	(8,290)	(10,544)
Loss on foreign currency exchange	(71)	(64)
	(9,574)	(12,146)

Loss from continuing operations, before income taxes	(9,680)	(13,014)

Income tax benefit (Note 5)	81	303

Loss from continuing operations, net of income taxes	(9,599)	(12,711)

Discontinued operations, net of income tax expense of $12 and $61, respectively	20	96
Loss on sale of discontinued operations	(92)	-
	(72)	96
Net loss	(9,671)	(12,615)

Other comprehensive loss
Foreign currency translation adjustment	(36)	(56)

Comprehensive loss	$(9,707)	$(12,671)

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

ASSETS
Current assets
Cash	$612	$1,561
Accounts receivable after allowance for doubtful accounts of $288 and $399 for 2012 and 2011, respectively	1,701	2,470
Income tax receivable (Note 5)	35	127
Prepaid expenses and other current assets	582	402
Deferred income taxes (Note 5)	-	492
Current assets of discontinued operations	4	509
Total current assets	2,934	5,561
Property and equipment, net (Note 6)	419	673
Other assets
Other receivables	128	-
Intangible assets (Note 3)	2,310	3,859
Goodwill (Note 4)	1,567	8,866
Long-term assets of discontinued operations	-	542
	4,005	13,267

	$7,358	$19,501
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt (Note 7)	$5,968	$-
Accounts payable	469	555
Advance postage fees	823	825
Other current liabilities	3,057	4,224
Current liabilities of discontinued operations	1	246
Total current liabilities	10,318	5,850
Notes payable and long-term debt (Note 7)	-	6,446
Deferred income taxes (Note 5)	226	807
Dividends payable (Note 12)	2,696	1,795
Deferred rent	69	-
Stockholders' equity (deficit)
Common stock, $.01 par value: 8,500,000 shares authorized,
3,403,340 issued and outstanding	34	34
Preferred stock, 15% Series A and B cumulative convertible
preferred stock; par value $.01; authorized Series A and B
of 3,100,000 and 1,100,000 shares, respectively; issued and
outstanding Series A and B of 2,794,699 and 282,224 shares,
respectively; aggregate liquidation preference of $14,696
and $9,795, respectively (Note 12)	31	31
Additional paid-in capital	34,982	35,829
Other accumulated comprehensive income (loss)	(39)	(3)
Accumulated deficit	(40,959)	(31,288)
	(5,951)	4,603

	$7,358	$19,501

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	Common Stock		Preferred Stock		Additional Paid-In	Other Accumulated Comprehensive Income	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Total

Balances, January 1, 2011	3,403,340	$34	3,076,923	$31	$36,605	$53	$(18,673)	$18,050

Net loss	-	-	-	-	-	-	(12,615)	(12,615)

Foreign currency translation adjustment	-	-	-	-	-	(56)	-	(56)

Stock compensation expense (Note 11)	-	-	-	-	119	-	-	119

Preferred stock dividends (Note 12)	-	-	-	-	(895)	-	-	(895)

Balances, December 31, 2011	3,403,340	34	3,076,923	31	35,829	(3)	(31,288)	4,603

Net loss	-	-	-	-	-	-	(9,671)	(9,671)

Foreign currency translation adjustment	-	-	-	-	-	(36)	-	(36)

Stock compensation expense (Note 11)	-	-	-	-	54	-	-	54

Preferred stock dividends (Note 12)	-	-	-	-	(901)	-	-	(901)

Balances, December 31, 2012	3,403,340	$34	3,076,923	$31	$34,982	$(39)	$(40,959)	$(5,951)

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	2012	2011

Cash flows from operating activities
Net loss	$(9,671)	$(12,615)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	915	1,271
Bad debt expense	89	47
Loss on sale of property and equipment	14	-
Deferred income taxes	(89)	(322)
Impairment losses	8,290	10,544
Stock compensation expense	54	119
Loss on sale of discontinued operations	92	-
Change in assets and liabilities
Accounts receivable	680	1,389
Income tax receivable	92	(343)
Prepaid expense	(180)	107
Other assets	(167)	(83)
Accounts payable	(86)	287
Advance postage fees	(2)	(293)
Other current liabilities	(1,167)	988
Other liabilities	69	-
Payment-in-kind interest on debt	145	-
Discontinued operations assets and liabilities	560	200
Net cash from operating activities	(362)	1,296

Cash flows from investing activities
Capital expenditures	(117)	(401)
Proceeds on sale of discontinued operations	150	-
Net cash from investing activities	33	(401)

Cash flows from financing activities
Borrowings on notes payable	544	2,412
Payments on notes payable	(1,167)	(1,610)
Payments on long-term debt	-	(2,738)
Net cash from financing activities	(623)	(1,936)

Effect of exchange rate changes on cash	3	27

Net change in cash	(949)	(1,014)

Cash at beginning of year	1,561	2,575

Cash at end of year	$612	$1,561

Supplemental disclosures of cash flow information
Interest paid	$473	$535
Income taxes	(71)	423

Supplemental disclosures of non-cash financing activities
Preferred stock dividends declared	$901	$895

See accompanying notes to consolidated financial statements.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 1 - DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Description of Company:  The Company is engaged in providing on-line communication solutions to corporate clients requiring investor relations and web event services.

Principles of Consolidation and Nature of Operations:  The consolidated financial statements of PrecisionIR Group, Inc.  (the “Parent”) include the accounts of PrecisionIR, Inc. (which includes VCall, Inc. and Vodium Corporation) and the foreign subsidiaries, PrecisionIR Ltd, PrecisionIR AB and WILink (collectively referred to as “subsidiaries”).  All significant intercompany balances and transactions have been eliminated.  Hereafter, both the Parent and subsidiaries will be referred to as “the Company”.

Discontinued Operations:  As a result of the sale of the non-investor relations webcasting business, all corresponding 2012 and 2011 disclosures have been adjusted to exclude the non-investor relations webcasting business (see Note 13).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:  The Company recognizes revenue upon the delivery of services provided to customers or shipment of reports.  In certain instances customers are billed in advance for services provided.  Advance billings are deferred and recorded as revenue in the period in which the related services are completed.  Deferred revenue of $1,392 and $2,039 at December 31, 2012 and December 31, 2011, respectively, is included in other current liabilities in the consolidated balance sheet.

Use of Estimates:  The preparation of the financial statements in conformity with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results may differ from those estimates.  Estimates and assumptions that are more susceptible to change in the near term are related to the allowance for doubtful accounts, stock compensation expense and the fair values of intangible assets and goodwill.

Fair Value of Financial Instruments:  The Company's carrying amount for its financial instruments, which include cash, contingent consideration, line of credit and long-term debt approximate fair value.

Fair value is the price that would be received by the Company for an asset or paid by the Company to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Company’s principal or most advantageous market for the asset or liability. Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The Company accounts for the contingent consideration received from the sale of the Vcall line of business (see Note 13) at fair value.  The Company determined the fair value of the contingent consideration based on a discounted cash flow analysis. The future estimated revenue share payments were discounted using a rate that reflects the uncertainty surrounding the expected outcomes, which the Company believes is appropriate and representative of a market participant assumption. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement within the fair value hierarchy.

Assets measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2012 Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Contingent consideration	$-	$-	$357

The current portion of the contingent consideration ($229 at December 31, 2012) is classified as prepaid expenses and other current assets in the financial statements while the long-term portion ($128 at December 31, 2012) is classified as other receivables.  There was no contingent consideration outstanding at December 31, 2011.

Cash:  The Company's cash consists of deposit accounts with various domestic and foreign banks.  The first $250 of the deposit accounts with each of the U.S. banks is insured by an agency of the U.S. Government.  Effective January 1, 2013, deposits held in noninterest-bearing accounts are aggregated with any interest bearing deposits, and the combined total is insured up to at least $250.

Accounts Receivable:  The Company sells to customers using credit terms customary in its industry.  Interest is not charged on receivables.  Management establishes a reserve for losses on its accounts based on the credit risk of specific customers, historic loss experience and current economic conditions.  Losses are written off to the reserve when management determines further collection efforts will not produce additional recoveries.

Property, Equipment and Depreciation: Property and equipment acquired are stated at cost.  Major additions and improvements are capitalized and depreciated; maintenance and repairs are charged to expense when incurred.  Upon disposition, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in other income or expense.  Depreciation is provided using the straight-line method on asset lives varying from three to seven years.  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.  These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from undiscounted cash flows.  If impaired, the assets are recorded at fair value.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes:  The Company records income tax expense based on the amount of taxes due on its federal and state income tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.  A valuation allowance, if needed, is recorded to reduce deferred tax assets to an amount more likely than not to be realized.

Uncertain tax provisions are recognized and measured under provisions in FASB ASC 740.  A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other expense.  The Company did not have any amounts accrued or expensed for interest and penalties as of and for the years ended December 31, 2012 and 2011.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple-state and foreign jurisdictions.  The Company is generally no longer subject to examination by taxing authorities for tax years before 2009.

Translation of Foreign Financial Statements:  The financial statements of the foreign subsidiaries of the Company have been translated into U.S. dollars.  All assets and liabilities have been translated at current rates of exchange in effect at the end of the fiscal period.  Income and expense items have been translated at the average exchange rates for the year.  The gains or losses that result from this process are recorded as a separate component of stockholder's equity until the entity is sold or substantially liquidated.  Foreign currency translation adjustments resulted in losses of $36 and $56 at December 31, 2012 and 2011, respectively.

Goodwill:  Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets.  Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period identified.

Comprehensive Income (Loss):  Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) related to changes in the cumulative foreign currency translation adjustment.

Intangible Assets:  Intangible assets consist of client relationships, customer lists, software, technology and trademarks that are initially measured at fair value.  The trademarks have an indefinite life and are not amortized.  The trademarks are assessed annually for impairment and any such impairment will be recognized in the period identified.  The client relationships, customer lists, software and technology are amortized over their estimated useful lives.

Debt Issue Costs:  Costs incurred in obtaining long-term debt are amortized based on the effective interest method over the life of the corresponding debt.

Advance Postage Fees: The Company requires that each client deposit a postage fee advance for annual report services.  The amount is held until the client cancels the service and the Company reimburses the amount deposited.

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising:  The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct-response advertising consists primarily of advertisements that include order forms for the Company's products.  The capitalized costs of the advertising are amortized over the three-month period following the mailing of the order forms.

As of the December 31, 2012 and 2011, no advertising expense was reported as an asset.  Advertising expense for the years ended December 31, 2012 and 2011 was $812 and $1,304, respectively.

Reclassifications:  Certain prior year amounts have been reclassified to conform with the current year’s presentation.  These reclassifications had no effect on comprehensive loss or equity.

NOTE 3 - INTANGIBLE ASSETS

Intangible assets by major asset type are as follows:

	2012		2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Trademarks	$959	$-	$1,950	$-
Client relationships	5,029	(3,678)	5,029	(3,120)
Customer lists	2,413	(2,413)	2,413	(2,413)
Software and technology	5,086	(5,086)	5,086	(5,086)
	$13,487	$(11,177)	$14,478	$(10,619)

For the years ended December 31, 2012 and 2011, the Company recorded $558 and $760 of amortization expense.

The trademarks are considered to be an indefinite life intangible and are not amortized but are tested at least annually for impairment.  As a result of annual impairment testing, the Company recorded an impairment loss of $991 and $950 for the years ended December 31, 2012 and 2011, respectively.  The 2012 and 2011 impairment losses reflect recent financial performance.

Estimated amortization expense for the next three years:

2013	$559
2014	559
2015	233

(Continued)

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 4 - GOODWILL

The changes in the carrying amount of goodwill for the years ended December 31, 2012 and 2011 are as follows:

Balance at January 1, 2011	$18,460
Impairment loss	(9,594)
Balance at December 31, 2011	8,866
Impairment loss	(7,299)
Balance at December 31, 2012	$1,567

Goodwill is tested for impairment annually.  As a result of the annual impairment tests, the Company recognized an impairment loss of $7,299 and $9,594 for the years ended December 31, 2012 and 2011, respectively.  The impairment losses reflects recent financial performance.  The fair value of the reporting unit was estimated using the expected present value of future cash flows.

NOTE 5 - INCOME TAXES

The (provision) benefit for income taxes consists of the following:

	2012	2011
Current
Federal	$104	$277
State	(106)	(367)
Foreign	(6)	71
	(8)	(19)
Deferred
Federal	(74)	117
State	(10)	26
Foreign	173	179
	89	322
	$81	$303

Deferred tax assets and liabilities are as follows:

	2012	2011

Deferred tax assets	$6,148	$4,660
Deferred tax liabilities	1,623	841
Valuation allowance	4,751	4,134

In 2012 and 2011, the valuation allowance increased by $617 and $461, respectively, due to the uncertainty of realization of foreign tax credits as well as current year NOL created.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 5 - INCOME TAXES (Continued)

The valuation allowance relates to deferred tax operating loss carryforwards and foreign tax credits which have been reduced to the amount which is more likely than not to be realized.  At December 31, 2012, operating loss carryforwards include approximately $6,707 in the Nordic Division, which do not expire and $700 related to Vcall and Informed Investors which expire in 2021, $3,500 of current year federal operating loss that will expire in 2032, and $1,480 of state operating losses that will expire throughout the next 20 years depending on the jurisdiction.

Income tax expense differs from expense at statutory rates due to the effect of graduated tax rates, nondeductible expenses including impairment of goodwill and nontaxable income.

Temporary differences between financial statements and tax returns consist primarily of allowance for doubtful accounts, various accrued expenses, stock option expense, net operating losses, depreciation of property and equipment and amortization of intangible assets.

The Company has not recorded deferred income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.  Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances.  It is not practical to estimate the amount of deferred tax liabilities on such undistributed earnings.  Undistributed earnings are insignificant as of December 31, 2012 and 2011.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2012	2011

Leasehold improvements	$214	$639
Computer equipment and software	1,490	2,375
Furniture and equipment	231	511
Projects in process	-	14
	1,935	3,539
Less: accumulated depreciation	1,516	2,866
	$419	$673

Depreciation expense for property and equipment was $357 and $459 for the years ended December 31, 2012 and 2011, respectively.

NOTE 7 - NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following:

	2012	2011

Lines of credit	$2,140	$2,725
Term loan A	742	721
Term loan B	3,086	3,000
	5,968	6,446
Less notes payable and current maturities of long-term debt	(5,968)	-
	$-	$6,446

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 7 - NOTES PAYABLE AND LONG-TERM DEBT (Continued)

At December 31, 2012 and 2011 the Company has a $2,000 revolving line of credit with an outstanding balance of $2,043 and $1,993, respectively. The balance at December 31, 2012 includes $58 of payment-in-kind (PIK) interest. The line is collateralized by substantially all assets of the Company. Interest is payable monthly and varies at a base rate plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 6% at December 31, 2012 and 2011, respectively (12.75% and 7% at December 31, 2012 and 2011, respectively). The base rate equals the greater of prime or the federal funds rate plus .5%. The Company also incurs a fee payable on the unused commitment of 3% and 2.5% at December 31, 2012 and 2011, respectively. On May 31, 2012, the Company amended the revolving line of credit to extend out the maturity date to January 30, 2013.

The Company also has a revolving line of credit available to its foreign subsidiaries which expires on January 30, 2013. The amounts available under this line of credit were $500 and $1,000 and the amounts outstanding under this line of credit were $97 and $732 as of December 31, 2012 and 2011, respectively. Borrowings on the line of credit require monthly interest payments at the lenders base rate plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 6% at December 31, 2012 and 2011, respectively. The Company also incurs a fee payable on the unused commitment of 3% and 2.5% at December 31, 2012 and 2011, respectively. On May 31, 2012 the Company amended the foreign subsidiary revolving line of credit to extend out the maturity date to January 30, 2013.

On April 24, 2006, the Company entered into Term loan A with its lender, which was amended on June 10, 2009, June 9, 2011, January 31, 2012 and May 31, 2012. The outstanding balance requires interest payments at LIBOR plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 5% at December 31, 2012 and 2011, respectively (12.21% and 5.36% at December 31, 2012 and 2011, respectively).

The Company entered into Term loan B with its lender on June 10, 2009 in the amount of $3,000, which was amended on June 9, 2011, January 31, 2012 and May 31, 2012. The outstanding balance requires interest payments at LIBOR plus a margin of 12% (6% paid in cash and remainder as PIK interest) and 5% at December 31, 2012 and 2011, respectively (12.21% and 5.36% at December 31, 2012 and 2011, respectively).

On May 31, 2012 the Company amended Term loan A and Term loan B to extend out the maturity dates to January 30, 2013.  As part of the amendments, the Company has agreed to take steps to market the Company for sale to potential buyers.

At December 31, 2012, the Company is subject to certain financial covenants principally consisting of the net interest coverage ratio and the net borrowings ratio. The Company was not in compliance with the financial covenants at December 31, 2012. As of the date of the issuance of the financial statements, the bank has not called the loans, but retains the right to do so at any time.

The Company incurred $2,169 of fees obtaining term notes. These costs are being amortized over the life of the debt. Deferred financing costs included in the consolidated balance sheet are net of accumulated amortization of $2,169 and $2,151 at December 31, 2012 and 2011, respectively. The Company recorded $18 and $52 of financing fee amortization as interest expense for the years ended December 31, 2012 and 2011, respectively.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 8 - OPERATING LEASE COMMITMENTS

The Company leases office facilities and office equipment under noncancelable operating leases expiring at various dates between 2011 and 2017.  Minimum annual rentals required under these leases approximate the following:

Minimum Lease Commitment

2013	$237
2014	126
2015	129
2016	131
2017	111
Thereafter	-

The aggregate rental expense under all cancelable and noncancelable operating leases was $467 and $769 for the years ended December 31, 2012 and 2011, respectively.

NOTE 9 - EMPLOYEE BENEFIT PLANS

The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all employees in the United States. Matching and profit sharing contributions to the plan are at the discretion of management, but are limited to the amount deductible for federal income tax purposes. The Company contributed $53 and $27 for matching contributions for the years ended December 31, 2012 and 2011, respectively.

The Company has a defined contribution plan which covers substantially all employees in the United Kingdom.  Employer contributions to the plan are at the discretion of management.  The Company's contribution expense for discretionary contributions was $56 and $29 for the years ended December 31, 2012 and 2011, respectively.

The Company has a defined contribution plan which covers substantially all employees in Sweden. Employer contributions to the plan are at the discretion of management. The Company's contribution expense for these discretionary contributions was $2 and $5 for the years ended December 31, 2012 and 2011, respectively.

NOTE 10 - RELATED PARTY

The Company has a management service agreement with an affiliate of a shareholder of the Company to provide consulting and advisory services for the Company.  The management fee and associated out-of-pocket expenses for these services was $646 and $735 for the year ended December 31, 2012 and 2011, respectively.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 11 - STOCK OPTIONS

Effective July 24, 2008 and amended on July 9, 2009, the Company adopted a nonqualified employee stock option plan (the "Plan"). The Company is permitted to issue a maximum of 2,000,000 shares of common stock under the Plan. Options are granted to officers, consultants, board members and other key employees at prices not less than fair value at the grant date. All common stock options, if not exercised, expire no later than the 10 year anniversary of the grant date. The Plan allows for two types of options to be granted, options that vest based on a service condition ("Initial Options") and options that vest based on a performance condition ("Incentive Options").

Effective July 24, 2008, the Company granted 430,445 Initial Options and 334,531 Incentive Options to Company management employees.  Effective June 9, 2009, the Company modified the options granted on July 24, 2008 and granted 220,000 additional initial options and 220,000 additional incentive options to Company management employees.  Effective April 21, 2010, the Company granted 392,000 Initial Options and 506,000 Incentive Options to Company management employees.  The vesting period of the Initial Options varies based on the hire date of the recipient.  The Incentive Options granted on July 24, 2008 and modified on June 9, 2009 vest based on a Company performance goal, which must be met by June 9, 2014.  The Incentive Options granted on April 21, 2010 vest based on a Company performance goal, which must be met by April 21, 2014.  The directors have estimated that no share option charge is due in respect to the Incentive Options for the year ending December 31, 2012.

The Plan also allows for accelerated vesting in the event that there is a change in control, as defined by the Plan. In that event, all Initial Options and any vested Incentive Options (including Incentive Options that will vest as a result of the change in control) are canceled in exchange for a payment in cash to the extent the option value exceeds the exercise price.

A summary of the Company's stock option activity and related information under the Plan for the year ended December 31, 2012:

	Options	Initial Options Weighted Average Exercise Price	Options	Incentive Options Weighed Average Exercise Price

Outstanding at January 1, 2012	680,744	$3.03	743,404	$4.18
Forfeited	(373,602)	4.22	(485,669)	4.30
Outstanding at December 31, 2012	307,142	$1.59	257,735	$3.95
Exercisable at December 31, 2012	222,857	$1.50	-	$3.95

There were no options granted during the years ended December 31, 2012 and 2011.

All Initial and Incentive Options outstanding at December 31, 2012 are exercisable at a weighted-average price of $1.59 and $3.95, respectively, and have a weighted-average remaining contractual life of two years.

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 11 - STOCK OPTIONS (Continued)

A summary of the status of the Company's nonvested common stock shares subject to the above options as of December 31, 2012, and changes during the year then ended is presented below.

	Options	Initial Options Weighted Average Exercise Price	Options	Incentive Options Weighed Average Exercise Price

Nonvested options at January 1, 2012	438,372	$3.32	743,404	$4.18
Vested	(76,786)	1.59	-	-
Forfeited	(277,301)	4.25	(485,669)	4.30
Outstanding at December 31, 2012	84,285	$1.84	257,735	$3.95

The fair value of the Initial Options are estimated on the date of grant using a Black Scholes option valuation model that uses the assumptions noted in the table below.  Expected volatilities are based on the historical volatility of an industry sector index over a time period that is comparable to the expected term of the options.  The Company uses historical data to estimate employee termination within the valuation model.  The risk-free rate of return for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The inputs for the expected volatility, expected dividends and risk-free rate used in estimating the Initial Options fair value are summarized below:

	2012	2011

Risk-free interest rate	2.49%	2.49%
Dividend yield	0.00%	0.00%
Stock price volatility	18.85%	18.85%
Expected option life (in years)	2	3

As of December 31, 2012, there was $23 of total unrecognized stock option compensation cost related to the nonvested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over two years.  The total fair value of common stock options expense recognized during the years ended December 31, 2012 and 2011, was $54 and $119, respectively.

NOTE 12 – SERIES A AND B PREFERRED STOCK

The Company’s preferred stock consists of the following issued and outstanding shares at December 31, 2012 and 2011:

	Shares Authorized	Shares Outstanding
15% Series A cumulative convertible preferred
Stock; par value $.01	3,100,000	2,794,699

15% Series B cumulative convertible preferred
Stock; par value $.01	1,100,000	282,224

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 12 – SERIES A AND B PREFERRED STOCK (Continued)

During 2009, the Company issued an aggregate of 3,076,923 shares of its Series A and B preferred stock in exchange for cash of $3,292, net of issuance costs of $708.  The rights and privileges of Series A and B preferred stock are identical.  The preferred stock has a 15% per annum cumulative dividend and also participates on an as converted basis in any dividends declared to common stock.  The Company accrued total dividends of $2,696 and $1,795 at December 31, 2012 and 2011, respectively.  The preferred shares are convertible into shares of common stock on a one to one basis at the option of the holder.  The conversion factor is subject to anti-dilution features as described in the agreement.  Preferred stockholders are entitled to voting privileges on an as converted to common stock basis, but shall vote as a separate class with respect to certain matters, including matters that affect preferences, rights, economics and powers of the preferred stock and the consummation of a sale of the Company.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the preferred stock shall be entitled to receive two times the original purchase price plus accrued and unpaid dividends, if any, through June 9, 2012 and three times thereafter. The preferred stock shall be redeemable for an amount per share equal to three times the original purchase price plus accrued and unpaid dividends, if any, at the option of the holders of at least 51% of the preferred stock, commencing anytime after June 9, 2014.

NOTE 13 - LOSS FROM DISCONTINUED OPERATIONS

In August 2012, the Company sold substantially all of the assets of the Vcall line of business for $507 and recognized a loss on sale of $92.  Operating results of this division for all years presented have been reclassified in the consolidated statements of comprehensive loss as "discontinued operations".  Revenues of this subsidiary were $1,304 in 2012 and $2,301 in 2011.  The assets and liabilities of the discontinued operation at December 31, 2012 and 2011 were comprised of the following

	December 31, 2012	December 31, 2011

Assets of discontinued operations:
Cash and cash equivalents	$1	$1
Current assets other than cash
Accounts receivable after allowance for doubtful accounts
of $57 and $44 for 2012 and 2011, respectively	3	489
Prepaid assets	-	19
Long-term assets
Intangible assets net of accumulated amortization of
$163 for 2011	-	455
Goodwill	-	87
Total assets	$4	$1,051
Liabilities of discontinued operations:
Current liabilities
Accounts payable	$1	$133
Accrued liabilities	-	113
Total liabilities	$1	$246

PRECISIONIR GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

NOTE 13 - LOSS FROM DISCONTINUED OPERATIONS (Continued)

The sales price includes $357 of contingent consideration. This contingent consideration consists of a revenue share that has been measured at fair value on a recurring basis. The Company receives 20% of Vcall revenue up to $75 and 45% of Vcall revenue in excess of $75 in each calendar month through December 31, 2014 up to a maximum of $1,325.

NOTE 14 – SUBSEQUENT EVENTS

Management has performed an analysis of the activities and transactions subsequent to December 31, 2012 to determine the need for any adjustments to or disclosure within the consolidated financial statements for the year ended December 31, 2012.  Management has performed their analysis through July 1, 2013, which was the date that the financial statements were available to be issued, and has determined that, other than the letter of intent entered into to sell the Company as discussed in Note 15, there are no subsequent events to disclose.

NOTE 15 – MANAGEMENT’S PLANS REGARDING FUTURE OPERATIONS

At December 31, 2012, the Company had cash of $612, a working capital deficit of $7,384 and an accumulated deficit of $40,959.  The Company’s lending agreement with Lloyd’s Bank matured on January 30, 2013 and the Company is out of compliance with the financial covenants as of December 31, 2012.  Through the date of this report, Lloyd’s Bank has not exercised its right to call the loans, but retains the right to do so at any time.  During 2012, Management took several actions to improve operations and its financial position including the sale of its non-investor relations webcasting business and implementing several cost savings initiatives such as reductions in work force, restructuring of the sales organization, outsourcing the fulfillment function and reducing external IT spend.  In addition, management has taken steps to market the Company for sale and has entered into a non-binding letter of intent dated January 31, 2013, and a revised letter of intent dated June 17, 2013, with a potential buyer.  The ability of the Company to continue as a going concern is dependent upon the continuation of at least the existing level of financing; profitable operations; or the infusion of additional capital.  The outcome of these matters is not certain and the financial statements do not reflect the outcome of these uncertainties.

CONSOLIDATING INFORMATION

PRECISIONIR GROUP, INC.
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

Net sales	$-	$9,054	$3,879	$-	$749	$-	$13,682

Cost of goods sold	-	2,522	1,156	-	98	-	3,776

Gross profit	-	6,532	2,723	-	651	-	9,906

Selling, general and administrative expenses	242	5,451	3,047	-	303	-	9,043
Stock compensation expense	-	48	6	-	-	-	54
Depreciation and amortization	-	611	303	-	1	-	915
	242	6,110	3,356	-	304	-	10,012

Income (loss) before other income (expense) and income taxes	(242)	422	(633)	-	347	-	(106)

Other income (expense)
Interest income	-	-	-	-	-	-	-
Interest expense	(348)	(206)	(13)	-	-	-	(567)
Loss from subsidiaries	(8,738)	-	-	-	-	8,738	-
Management fee	(646)	-	-	-	-	-	(646)
Intangible asset and goodwill impairment losses	-	(7,894)	(396)	-	-	-	(8,290)
Loss on foreign currency exchange	-	(20)	(19)	-	(32)	-	(71)
	(9,732)	(8,120)	(428)	-	(32)	8,738	(9,574)
Income (loss) from continuing operations, before income taxes	(9,974)	(7,698)	(1,061)	-	315	8,738	(9,680)

Income tax benefit (expense)	303	(389)	167	-	-	-	81
Income (loss) from continuing operations, net of income taxes	(9,671)	(8,087)	(894)	-	315	8,738	(9,599)

Discontinued operations, net of income tax expense of $12	-	20	-	-	-	-	20
Loss on sale of discontinued operations	-	(92)	-	-	-	-	(92)
Income (loss) from discontinued operations	-	(72)	-	-	-	-	(72)

Net income (loss)	(9,671)	(8,159)	(894)	-	315	8,738	(9,671)

Other comprehensive loss
Foreign currency translation adjustment	(36)	(55)	232	(281)	69	35	(36)

Comprehensive income (loss)	$(9,707)	$(8,214)	$(662)	$(281)	$384	$8,773	$(9,707)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

ASSETS
Current assets
Cash	$-	$397	$15	$-	$200	$-	$612
Accounts receivable after allowance for doubtful accounts	-	1,121	485	-	95	-	1,701
Income tax receivable	5,848	(5,812)	(1)	-	-	-	35
Accounts receivable – intercompany	-	24,679	5,920	363	613	(31,575)	-
Prepaid expenses and other current assets	63	405	106	-	8	-	582
Current assets of discontinued operations	-	4	-	-	-	-	4
Total current assets	5,911	20,794	6,525	363	916	(31,575)	2,934

Property and equipment, net	-	406	12	-	1	-	419

Other assets
Other receivables	-	128	-	-	-	-	128
Investment in subsidiaries	21,079	-	-	-	-	(21,079)	-
Intangible assets	-	1,386	924	-	-	-	2,310
Goodwill	-	1,567	-	-	-	-	1,567
	21,079	3,081	924	-	-	(21,079)	4,005
	$26,990	$24,281	$7,461	$363	$917	$(52,654)	$7,358

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2012
(Dollars in thousands, except per share amounts)

	PrecisionIR Group , Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt	$3,828	$2,043	$97	$-	$-	$-	$5,968
Accounts payable	-	263	204	-	2	-	469
Accounts payable – intercompany	25,541	362	-	5,672	-	(31,575)	-
Advance postage fees	-	464	359	-	-	-	823
Other current liabilities	876	1,172	791	-	218	-	3,057
Current liabilities of discontinued operations	-	1	-	-	-	-	1
Total current liabilities	30,245	4,305	1,451	5,672	220	(31,575)	10,318

Deferred income taxes	-	-	226	-	-	-	226

Dividends payable	2,696	-	-	-	-	-	2,696

Deferred rent	-	69	-	-	-	-	69

Stockholders' equity (deficit)
Common stock	34	-	-	-	-	-	34
Preferred stock	31	-	-	-	-	-	31
Additional paid-in capital	34,982	45,265	13,206	(7,738)	1,635	(52,368)	34,982
Other accumulated comprehensive income (loss)	(39)	(1,239)	-	3,129	(1,183)	(707)	(39)
Accumulated deficit	(40,959)	(24,119)	(7,422)	(700)	245	31,996	(40,959)
	(5,951)	19,907	5,784	(5,309)	697	(21,079)	(5,951)
	$26,990	$24,281	$7,461	$363	$917	$(52,654)	$7,358

PRECISIONIR GROUP, INC.
CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS
Year ended December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

Net sales	$-	$11,468	$5,749	$-	$1,098	$-	$18,315

Cost of goods sold	-	3,332	1,444	-	155	-	4,931

Gross profit	-	8,136	4,305	-	943	-	13,384

Selling, general and administrative expenses	249	7,574	4,470	-	623	-	12,916
Stock compensation expense	-	113	6	-	-	-	119
Depreciation and amortization	-	836	381	-	-	-	1,217
	249	8,523	4,857	-	623	-	14,252

Income (loss) before other income (expense) and income taxes	(249)	(387)	(552)	-	320	-	(868)

Other income (expense)
Interest income	-	-	-	-	2	-	2
Interest expense	(710)	(92)	(3)	-	-	-	(805)
Loss from subsidiaries	(11,578)	-	-	-	-	11,578	-
Management fee	(735)	-	-	-	-	-	(735)
Intangible asset and goodwill impairment losses	-	(7,823)	(2,721)	-	-	-	(10,544)
Loss on foreign currency exchange	-	(39)	(24)	-	(1)	-	(64)
	(13,023)	(7,954)	(2,748)	-	1	11,578	(12,146)
Income (loss) from continuing operations, before income taxes	(13,272)	(8,341)	(3,300)	-	321	11,578	(13,014)

Income tax benefit (expense)	657	(604)	250	-	-	-	303

Income (loss) from continuing operations, net of income taxes	(12,615)	(8,945)	(3,050)	-	321	11,578	(12,711)

Discontinued operations, net of income tax expense of $61	-	96	-	-	-	-	96

Net income (loss)	(12,615)	(8,849)	(3,050)	-	321	11,578	(12,615)

Other comprehensive loss
Foreign currency translation adjustment	(56)	(25)	(35)	25	(46)	81	(56)

Comprehensive income (loss)	$(12,671)	$(8,874)	$(3,085)	$25	$275	$11,659	$(12,671)

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total
ASSETS
Current assets
Cash	$-	$491	$329	$-	$741	$-	$1,561
Accounts receivable after allowance for doubtful accounts	-	1,576	735	-	159	-	2,470
Income tax receivable	5,298	(5,240)	69	-	-	-	127
Accounts receivable – intercompany	-	23,568	7,089	361	973	(31,991)	-
Prepaid expenses and other current assets	-	230	167	-	5	-	402
Deferred income taxes	221	271	-	-	-	-	492
Current assets of discontinued operations	-	509	-	-	-	-	509
Total current assets	5,519	21,405	8,389	361	1,878	(31,991)	5,561

Property and equipment, net	-	581	90	-	2	-	673

Other assets
Debt issue cost	-	-	-	-	-	-	-
Investment in subsidiaries	29,851	-	-	-	-	(29,851)	-
Intangible assets	-	2,315	1,544	-	-	-	3,859
Goodwill	-	8,866	-	-	-	-	8,866
Long-term assets of discontinued operations	-	542	-	-	-	-	542
	29,851	11,723	1,544	-	-	(29,851)	13,267
	$35,370	$33,709	$10,023	$361	$1,880	$(61,842)	$19,501

PRECISIONIR GROUP, INC.
CONSOLIDATING BALANCE SHEET
December 31, 2011
(Dollars in thousands, except per share amounts)

	PrecisionIR Group, Inc.	PrecisionIR Inc.	PrecisionIR Ltd.	WILink	PrecisionIR AB	Eliminations	Total

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of notes payable and long-term debt	$-	$-	$-	$-	$-	$-	$-
Accounts payable	-	398	157	-	-	-	555
Accounts payable – intercompany	24,966	361	-	6,664	-	(31,991)	-
Advance postage fees	-	493	332	-	-	-	825
Other current liabilities	285	1,689	1,958	-	292	-	4,224
Current liabilities of discontinued operations	-	246	-	-	-	-	246
Total current liabilities	25,251	3,187	2,447	6,664	292	(31,991)	5,850

Notes payable and long-term debt	3,721	1,993	732	-	-	-	6,446

Deferred income taxes	-	408	399	-	-	-	807

Dividends payable	1,795	-	-	-	-	-	1,795

Stockholders' equity (deficit)
Common stock	34	-	-	-	-	-	34
Preferred stock	31	-	-	-	-	-	31
Additional paid-in capital	35,829	45,265	13,206	(7,738)	1,635	(52,368)	35,829
Other accumulated comprehensive income (loss)	(3)	(1,184)	(232)	2,135	23	(742)	(3)
Accumulated deficit	(31,288)	(15,960)	(6,529)	(700)	(70)	23,259	(31,288)
	4,603	28,121	6,445	(6,303)	1,588	(29,851)	4,603
	$35,370	$33,709	$10,023	$361	$1,880	$(61,842)	$19,501

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the August 22, 2013 Acquisition by Issuer Direct Corporation (the “Company”) of Precision IR Group, Inc. (“PIR”) whereby the Company paid $3,450,000 to certain debtors of PIR as full consideration of the purchase (the “Acquisition”); and the Securities Purchase Agreement between Red Oak Partners LP and the Company whereby the Company borrowed $2,500,000 to partially finance the transaction.

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transactions.  Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of both the Company and PIR.

The following represents our unaudited condensed pro-forma financial results as if the Acquisition with PIR and the Company had occurred as of January 1, 2012. Unaudited condensed pro-forma results are based upon accounting estimates and judgments that we believe are reasonable. The condensed pro-forma results are not necessarily indicative of the actual results of our operations had the acquisitions occurred at the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

The unaudited consolidated balance sheets of Issuer Direct Corp as of September 30, 2013 included on Page F2 of this Prospectus include the balances of both the Company and PIR, and therefore we have not included a separate pro-forma balance sheet.

Issuer Direct Corporation and PIR
Unaudited Pro Forma Consolidated Income Statement
For the Nine Months Ended September 30, 2013

(Numbers in 000's except per share information)	Issuer Direct Corp	PIR	Pro-Forma
	Actual (a)	Actual (b)	Adjustments		Pro-Forma
Income Statement
Revenues	$5,238	$7,050	-		$12,288
Cost of services	1,539	2,019	-		3,558
Gross profit	3,699	5,031	-		8,730
Operating costs and expenses:
General and administrative	1,406	3,418	(1,788)	(1)	3,036
Sales and marketing	757	1,677	(113)	(1)	2,321
Depreciation and amortization	211	513	236	(2)	960
Total operating costs and expenses	2,374	5,608	(1,665)		6,317
Operating income	1,325	(577)	1,665		2,413

Other income (expense):
Interest expense - cash	(18)	(468)	468	(3)	(18)
Interest expense - non cash	(134)	-	(801)	(4)	(935)
Management fee	-	434	(434)	(5)	-
Gain on extinguishment of debt	-	3,909	(3,909)	(3)	-
Loss on foreign currency exchange	-	(59)	-		(59)
Total other income (expense)	(152)	3,816	(4,676)		(1,102)
Net income (loss) from continuing operations, before income taxes	1,173	3,239	(3,011)		1,401
Income tax expense	(475)	(362)	276	(6)	(561)
Net income (loss) from continuing operations	698	2,877	2,735		840
Discontinued operations	-	(191)	(191)	(7)	-
Net Income (Loss)	$698	$2,686	$(2,544)		$840

Net income per share - basic	$0.36				$0.43
Net income per share - fully diluted	$0.34				$0.41
Weighted average number of common shares outstanding - basic	1,954,314	-	-		1,954,314
Weighted average number of common shares outstanding - fully diluted	2,056,995	-	-		2,056,995

(a)	Includes the results of Issuer Direct Corp, including the results of PIR from August 22, 2013 (the date of Acquisition) through September 30, 2013.

(b)	Includes the results of PIR from January 1, 2013 through August 21, 2013 (the date prior to the Acquisition).

See notes to unaudited pro forma financial information.

Issuer Direct Corporation and PIR
Unaudited Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2012

(Numbers in 000's except per share information)	Issuer Direct Corp	PIR	Pro-Forma
	Actual	Actual	Adjustments		Pro-Forma
Income Statement
Revenues	$4,305	$13,682	$-		$17,987
Cost of services	1,501	3,776	-		5,277
Gross profit	2,804	9,906	-		12,710
Operating costs and expenses:
General and administrative	1,309	5,159	(1,937)	(8)	4,531
Sales and marketing	800	3,938	(607)	(8)	4,131
Depreciation and amortization	138	915	260	(9)	1,313
Total operating costs and expenses	2,247	10,012	(2,284)		9,975
Operating income	557	(106)	2,284		2,735

Other income (expense):
Interest expense - cash	-	(567)	542	(3)	(25)
Interest expense - non cash	-	-	(1,250)	(4)	(1,250)
Management fee	-	(646)	646	(5)	-
Intangible asset and goodwill impairment losses	-	(8,290)	8,290	(10)	-
Loss on foreign currencty exchange	-	(71)	-		(71)
Total other income (expense)	-	(9,574)	8,228		(1,346
Net income (loss) from continuing operations, before income taxes	557	(9,680)	10,512		1,389
Income tax expense	(251)	81	(386)	(6)	(556)
Net income (loss) from continuing operations	306	(9,599)	10,126		833
Discontinued operations	-	20	(20)	(7)	-
Loss on sale of discontinued operations	-	(92)	92	(7)	-
Net Income (Loss)	$306	$(9,671)	$10,198		$833

Net income per share - basic	$0.16				$0.44
Net income per share - fully diluted	$0.15				$0.42
Weighted average number of common shares outstanding – basic	1,902,921	-	-		1,902,921
Weighted average number of common shares outstanding - fully diluted	1,978,617	-	-		1,978,617

See notes to unaudited pro forma financial information.

 Notes to unaudited pro forma financial information

(All numbers in 000’s except per share information)

(1)	Eliminates salaries and severance of $1,192 for executives, board members, and employees whose positions were eliminated in anticipation of the sale of PIR, and that will not be replaced; legal, consulting, and other transaction related fees of $667; and $42 of expenses to terminate an office in London in anticipation of the sale of PIR.

(2)	Adjustment to increase amortization expense for PIR to $593 based on the identifiable intangibles recorded upon the Acquisition, and based on the respective useful lives.

(3)	Interest expense has been reduced for the effect of interest recorded by PIR for debt that was held by PIR and paid off by closing. Furthermore, PIR recorded a gain on extinguishment of debt, as the former debtors agreed to settle all amounts owed by PIR at a discount, and therefore the gain has been eliminated in the pro forma statements.

(4)	In connection with the Securities Purchase Agreement entered into with Red Oak Partners LP, the Company granted Red Oak the right to convert their $2,500 note payable into shares of the Company's common stock at $3.99 per share. This represented more than a 100% discount to market, and therefore the Company will record the value of this beneficial conversion feature of $2,500 as additional paid in capital, and amortize the value as non-cash interest expense over the two year life of the loan.

(5)	Management fees payable to the private equity firm that held the majority of PIR's stock have been eliminated, as there will be no such fees following the transaction.

(6)	Assumed effective tax rate of 40% for the combined companies US and foreign operations.

(7)	Discontinued operations sold prior to the acquisition have been eliminated, as the rights to any income were retained by the prior owners of PIR.

(8)	Eliminates salaries and severance of $2,463 for executives, board members, and employees of PIR whose positions were eliminated in anticipation of the sale of PIR, and that will not be replaced; legal, consulting, and other transaction related fees of $46; and $35 of expenses to terminate a warehouse in London in anticipation of the sale of PIR.

(9)	Adjustment to increase amortization expense for PIR to $818 based on the identifiable intangibles recorded upon the Acquisition, and based on the respective useful lives.

(10)	PIR wrote-off certain intangible assets in 2012 that will have no impact on the business going forward, and therefore has been eliminated.